Exhibit 4.1

EXECUTION COPY

EVERGREEN ENERGY INC.,

AS ISSUER,

EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO,

AS GUARANTORS

AND

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

8.00% CONVERTIBLE SECURED NOTES DUE 2012

INDENTURE

DATED AS OF JULY 30, 2007

CROSS-REFERENCE TABLE*

TIA Indenture Section	Section

Section 310(a)(1)	9.09
(a)(2)	9.09
(a)(3)	N.A.**
(a)(4)	N.A.
(a)(5)	9.09
(b)	9.09
(c)	N.A.
Section 311(a)	9.13
(b)	9.13
(c)	N.A.
Section 312(a)	2.05
(b)	14.03
(c)	14.03
Section 313(a)	9.15
(b)(1)	N.A.
(b)(2)	9.15
(c)	9.15; 14.02
(d)	9.15
Section 314(a)	5.02; 5.03
(b)	N.A.
(c)(1)	14.04(a)
(c)(2)	14.04(a)
(c)(3)	N.A.
(d)	N.A.
(e)	14.04(b)
(f)	N.A.
Section 315(a)	9.01(a); 9.01(b)(i)
(b)	9.14; 14.02
(c)	9.01(a)
(d)	9.01(b)
(e)	8.11
Section 316(a) (last sentence)	2.09
(a)(1)(A)	8.05
(a)(1)(B)	8.04
(a)(2)	N.A.
(b)	8.07
(c)	14.05
Section 317(a)(1)	8.08; 14.01
(a)(2)	8.09; 14.01
(b)	2.04; 14.01
Section 318(a)	14.01
(b)	N.A.
(c)	14.01

*                 Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**          N.A. means Not Applicable.

i

Exhibit A	Form of Note:
- Assignment Form
- Form of Conversion Notice
- Form of Fundamental Change Purchase Notice
- Form of Certificate to be Delivered upon Exchange or Registration of Transfer of Restricted Securities
Exhibit B	Table showing the Increase in Conversion Rate in connection with a Make-Whole Fundamental Change

v

THIS INDENTURE, dated as of July 30, 2007, is between EVERGREEN ENERGY INC., a Delaware corporation (the “Company”), EVERGREEN OPERATIONS, LLC, a Delaware limited liability company, KFx PLANT, LLC, a Wyoming limited liability company, KFx OPERATIONS, LLC, a Wyoming limited liability company, LANDRICA DEVELOPMENT COMPANY, a South Dakota corporation, BUCKEYE INDUSTRIAL MINING CO., an Ohio corporation (the “Subsidiary Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity and not in its individual capacity, the “Trustee”).

In consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto agree as follows for the equal and ratable benefit of the Holders.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Additional Amount” has the meaning specified in Section 4.02.

“Additional Interest” has the meaning set forth in Section 5(a) of the Registration Rights Agreement.  Unless the context otherwise requires, all references herein or in the Securities to “interest” accrued or payable as of any date shall include, without duplication, any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

“Additional Interest Notice” has the meaning specified in Section 5.08.

“Additional Shares” has the meaning specified in Section 4.03.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Agent Members” has the meaning specified in Section 2.01(d).

“Applicable Conversion Rate” means, at any time, for each $1,000 principal amount of Securities, $1,000 divided by the Conversion Rate in effect at such time, subject to adjustment as provided by this Indenture.

“Applicable Conversion Price” means, at any time, an amount equal to $1,000 divided by the Applicable Conversion Rate at such time, rounded to the nearest cent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Applicable Stock Price” means, in respect of a Conversion Date, the arithmetic average of the Daily Volume-weighted Average Prices of the Common Stock over the Cash Settlement Averaging Period relating to such Conversion Date.

“Asset Sale” means any sale, lease, transfer or other disposition of any assets by any Subsidiary Guarantor, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Subsidiary Guarantor (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(a)           a disposition to a Wholly Owned Subsidiary of Evergreen Operations that is or upon such disposition becomes a Subsidiary Guarantor, including the sale or issuance by any Subsidiary Guarantor of any Equity Interests of such Subsidiary to any Wholly Owned Subsidiary of Evergreen Operations that is or upon such disposition becomes a Subsidiary Guarantor;

(b)           the disposition by any Subsidiary Guarantor in the ordinary course of business of (i) Cash and Cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

(c)           the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(d)           a transaction covered by Article 7;

(e)           a Restricted Payment permitted under Section 5.11; and

(f)            any disposition in a transaction or series of related transactions of assets with a fair market value of less than $250,000.

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (ii) the amount of such principal payment by (b) the sum of all such principal payments.

“Bankruptcy Law” has the meaning specified in Section 8.01.

“beneficial owner” has the meaning specified in Section 3.03(a).

“Board of Directors” means, except as used in the definition of Fundamental Change where Section 3.03(a)(4) applies and except where the context otherwise requires, the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York, New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership or membership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“capital stock” has the meaning specified in Section 3.03(a).

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Amount” has the meaning specified in Section 4.14(e).

“Cash Collateral Account” has the meaning specified in Section 6.01(c).

“Cash Settlement Averaging Period” means:

(a)           in respect of a Conversion Date, occurring after the date of the Company’s notice of redemption, the 20 Trading Day period beginning on the Trading Day immediately succeeding the date of such redemption notice, if the Company has called the Securities for redemption;

(b)           in respect of a Conversion Date occurring during the period beginning on the Trading Day immediately succeeding the 22nd Scheduled Trading Day preceding the Maturity Date, the 20 Trading Day period beginning on such 22nd Scheduled Trading Day; and

(c)           in respect of any other Conversion Date, the 20 Trading Day period beginning on the Trading Day following the final Trading Day of the Conversion Retraction Period relating to such Conversion Date.

“Close of Business” means 5:00 p.m. New York City time.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and is issued pursuant to Section 2.12(a)(i).

“Closing Price” of the Common Stock (or any other security for which a Closing Price must be determined) on any Trading Day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by NYSE Arca or, if the Common Stock (or such other security) is not quoted or listed for trading on NYSE Arca, as reported by the principal national or regional securities exchange on which the Common Stock (or such other security) is listed or otherwise as provided in this Indenture.

“Collateral” has the meaning specified in Section 6.01(c).

“Collateral Agent” means U.S. Bank National Association, or its successor, acting in such capacity pursuant to the Security Agreement.

“Collateral Price Trigger” has the meaning specified in Section 5.17(a).

“Collateral Price Trigger Notice” has the meaning specified in Section 5.17(b).

“Common Stock” means, subject to Section 4.10, shares of common stock of the Company, no par value per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the

Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Company Order” has the meaning specified in Section 2.02(d).

“continuing director” has the meaning specified in Section 3.03(a).

“Conversion Agent” has the meaning specified in Section 2.03.

“Conversion Date” has the meaning specified in Section 4.04(a).

“Conversion Notice” has the meaning specified in Section 4.04(a).

“Conversion Rate” means, for each $1,000 principal amount of Securities, 190.4762 shares of Common Stock, subject to adjustment from time to time as set forth in this Indenture.

“Conversion Retraction Period” has the meaning specified in Section 4.14(c).

“Conversion Settlement Date” has the meaning specified in Section 4.14(d).

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be principally administered, which office at the date of the execution of this Indenture is located at 60 Livingston Avenue, St. Paul, Minnesota 55107-2292, Attention: Corporate Trust Services (Evergreen 8.00% Convertible Secured Notes due 2012), or such other office as the Trustee may designate by written notice to the Company.

“Coupon Make-Whole Payment” means, on any determination date, an amount per $1,000 principal amount of Securities equal to the present value of all remaining scheduled payments of interest on each Security to be redeemed from (and including) such date to (and including) the Maturity Date, computed using a discount rate equal to the Treasury Yield plus 50 basis points.

“Custodian” has the meaning specified in Section 8.01.

“Daily Volume-weighted Average Price” of the Common Stock means the daily volume-weighted average price for the Common Stock on NYSE Arca during the period beginning at 9:30:01 a.m., New York City time (or such other time as is the applicable official open of trading at NYSE Arca) and ending at 4:00:00 p.m., New York City time (or such other time as is the official close of trading at NYSE Arca), as reported by Bloomberg Financial Services through its “Volume at Price” (EEE <Equity> VAP <Go>) functions. The Daily Volume-weighted Average Price shall be rounded to the nearest cent.

“Debt” means, with respect to any Person, without duplication:

(a)           all indebtedness of such Person for borrowed money;

(b)           all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)           all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;

(d)           all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

(e)           all obligations of such Person as lessee under Capital Leases;

(f)            all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(g)           all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(h)           all obligations of such Person under Hedging Agreements.

The amount of Debt of any Person shall be deemed to be:

(i)            with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(ii)           with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(iii)          with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(iv)          with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(v)           otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” has the meaning specified in Section 2.01(b).

“Designated Senior Indebtedness” means the obligations of the Company under any Senior Indebtedness in which the instrument creating or evidencing the same or any related agreements or documents to which the Company is a party expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture; provided that the instrument, agreement or other document may place limitations and conditions on the right of the Senior Indebtedness to exercise the rights of Designated Senior Indebtedness.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(a)           required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Securities for consideration other than Qualified Equity Interests; or

(b)           convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Securities if those provisions:

(i)            are no more favorable to the holders than Section 5.13 and Section 3.03 and

(ii)           specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Securities as required by this Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Distributed Property” has the meaning specified in Section 4.07(c).

“Effective Date” has the meaning specified in Section 4.03(a)).

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Event of Default” has the meaning specified in Section 8.01.

“Evergreen Operations” means Evergreen Operations, LLC, a Delaware limited liability corporation.

“Excess Proceeds” has the meaning specified in Section 5.13(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Expiration Date” has the meaning specified in Section 5.13(b).

“Ex Date” means (i) when used with respect to any dividend or distribution, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution; and (ii) when used with respect to any tender offer or exchange offer, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained after the expiration time.

“Expiration Time” has the meaning specified in Section 4.07(e).

“Fort Union Plant” means the Company’s K-Fuel refined coal facility located in Gillette, Wyoming.

“Fundamental Change” has the meaning specified in Section 3.03(a).

“Fundamental Change Company Notice” has the meaning specified in Section 3.03(b).

“Fundamental Change Purchase Date” has the meaning specified in Section 3.03(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.03(c).

“Fundamental Change Purchase Price” has the meaning specified in Section 3.03(a).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Holder” means the person in whose name a Security is registered in the Register.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock.  If any Person becomes a Subsidiary on any date after the date of this Indenture, the Debt and Capital Stock of such Person outstanding on such date shall be deemed to have been Incurred by such Person on such date for purposes of Section 5.10, but will not be considered the sale or issuance of Equity Interests for purposes of Section 5.13.  The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

“Initial Interest Rate” means a per annum rate of interest equal to 8.00%.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, Capital One Southcoast, Johnson Rice & Company L.L.C. and Natexis Bleichroeder Inc.

“Interest Payment Date” means February 1 and August 1 of each year, commencing February 1, 2008.

“Interest Payment Record Date” means January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date.

“Interest Rate Reduction” has the meaning specified in Section 5.18(a).

“Issue Date” means the date on which the Securities are originally issued under this Indenture.

“junior securities” has the meaning specified in Section 10.08.

“Legal Holiday” has the meaning specified in Section 14.07.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Make-Whole Fundamental Change” means any transaction or event described in clause (i), (ii), (iii) or (v) under the definition of Fundamental Change; provided that, for the purpose of defining a Make-Whole Fundamental Change, clause (z) of Section 3.03(a) shall not apply with respect to any transaction or event described in clause (ii) of such definition.

“Maturity Date” means August 1, 2012.

“Merger Event” has the meaning specified in Section 4.10.

“NASDAQ” means the NASDAQ Stock Market.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of Cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of Cash, and (ii) proceeds from the conversion of other consideration received when converted to Cash), net of:

(a)           brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(b)           provisions for taxes as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Subsidiaries;

(c)           payments required to be made to holders of minority interests in Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(d)           appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of Cash.

“Non-Payment Default” has the meaning specified in Section 10.02(b).

“Notice of Default” has the meaning specified in Section 8.01.

“NYSE” means the New York Stock Exchange.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Circular” means the Confidential Offering Circular dated July 25, 2007, relating to the Securities.

“Offer to Purchase” has the meaning specified in Section 5.13(b).

“Officer” means, with respect to any Person, the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Legal Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed by at least two Officers of the Company; provided, however, that for purposes of Section 4.12 and Section 5.03, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel containing, as applicable, the information specified in Section 14.04.  The counsel may be an employee of or counsel to the Company who is reasonably satisfactory to the Trustee.

“Paying Agent” has the meaning specified in Section 2.03.

“Payment Blockage Notice” has the meaning specified in Section 10.02(b).

“Payment Default” has the meaning specified in Section 10.02(a).

“Permitted Business” means any of the businesses in which the Company and its Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto.

“Permitted Debt” has the meaning specified in Section 5.10.

“Permitted Liens” means:

(a)           Liens existing on the Issue Date;

(b)           Liens securing the Securities;

(c)           pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, performance or surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(d)           Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(e)           Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

(f)            Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(g)           survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Subsidiaries;

(h)           licenses or leases or subleases as licensor, lessor or sublessor of any of the Company’s or any of its Subsidiaries’ property, including intellectual property, in the ordinary course of business;

(i)            customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(j)            Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(k)           options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships and the like;

(l)            judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no event of default then exists under a judgment default;

(m)          Liens incurred in the ordinary course of business securing obligations not in excess of $2.5 million and not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Subsidiaries;

(n)           Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 calendar days after the date of such purchase or the completion of construction or improvement;

(o)           Liens on property of a Person at the time such Person becomes a Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Subsidiary;

(p)           Liens on property at the time the Company or any of its Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Subsidiary;

(q)           Liens securing Debt or other obligations of the Company or a Subsidiary of the Company or a Wholly Owned Subsidiary;

(r)            Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Agreements;

(s)           extensions, renewals or replacements of any Liens referred to in clauses (a), (b), (n), (o) or (p) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of Permitted Refinancing Debt, the amount secured by such Lien is not increased;

(t)            Liens securing Debt or other obligations related to any Project; and

(u)           other Liens securing obligations in an aggregate amount not exceeding $3.5 million.

“Permitted Refinancing Debt” has the meaning specified in Section 5.10(b).

“Person” or “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Principal Amount” of the Security means the Principal Amount as set forth on the face of the Security and adjusted as set forth on the “Schedule of Increases and Decreases” attached to the Security, which shall not exceed $95 million.

“Project” means the planning, development, financing, construction, testing and operation of one or more K-Fuel or K-Direct refined coal facilities at a designated site, and all activity related thereto, with or without one or more project partners and investors, other than the Fort Union Plant.  As used herein, Project shall include all activity undertaken by Evergreen Energy International LLC, a Delaware limited liability company, and exclude all activity undertaken by the Company directly, or by any Subsidiary Guarantor.

“Purchase Debt” has the meaning specified in Section 5.13(b).

“QIB” means a qualified institutional buyer as defined in Rule 144A.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“record date” means, with respect to the events specified in Section 4.07, the meaning specified in Section 4.07(f).

“Redemption Date” means the date specified by the Company for the redemption of Securities pursuant to Section 3.01 hereof.

“Redemption Notice” has the meaning specified in Section 3.02(a).

“Reduced Interest Rate” means a per annum rate of interest equal to 5.00%.

“Reduced Interest Rate Trigger” has the meaning specified in Section 5.18(a).

“Reference Property” has the meaning specified in Section 4.10.

“Register” has the meaning specified in Section 2.03.

“Registrar” has the meaning specified in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Certificated Security” means a Certificated Security that is a Restricted Security.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Legend” has the meaning specified in Section 2.12(f).

“Restricted Payments” has the meaning specified in Section 5.11(a).

“Restricted Security” means a Security required to bear the Restricted Legend called for by Section 2.12(f).

“Rule 144” means Rule 144 under the Securities Act or any successor to such rule, as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such rule, as it may be amended from time to time.

“Rule 144A Information” has the meaning specified in Section 5.02(b).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Security Agreement” means the Security Agreement dated as of the date hereof among the Company, the Subsidiary Guarantors, the Trustee and U.S. Bank National Association, as Collateral Agent thereunder.

“Security Documents” means the Security Agreement and all other security documents granting a security interest in any assets of any Person to secure the Obligations under the Securities, as may be amended, restated, supplemented or otherwise modified from time to time.

“Security” or “Securities” means the Company’s 8.00% Convertible Secured Notes due 2012, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.

“Senior Indebtedness” means the principal of, premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Debt of the Company whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, Guaranteed or in effect Guaranteed by the Company, including all deferrals, renewals, extensions, or refundings of, or amendments, modifications or supplements to, the foregoing.  “Senior Indebtedness” does not include:

(a)           any Debt that expressly provides that such Debt shall not be senior in right of a payment to the Securities or expressly provides that such Debt is pari passu or junior to the Securities; and

(b)           any Debt to any of the Company’s majority-owned Subsidiaries.

“Settlement Amount” has the meaning specified in Section 4.14(e).

“Significant Subsidiary” means any Subsidiary of the Company which has: (i) consolidated assets or in which the Company and its other Subsidiaries have investments equal to or greater than 10% of the Company’s total consolidated assets; or (ii) consolidated gross revenue equal to or greater than 10% of the Company’s consolidated gross revenue, measured as at the end of the Company’s most recently completed fiscal year in the case of consolidated assets or investments or for the most recently completed fiscal year in the case of consolidated gross revenue.

“Specified Indebtedness” has the meaning set forth in Section 8.01(g).

“Spin-Off” has the meaning specified in Section 4.07(c).

“Spin-Off Securities” has the meaning specified in Section 4.07(c).

“Stated Maturity” means (a) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (b) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Stock Price” has the meaning specified in Section 4.03.

“Subordinated Debt” means any Debt of the Company or any Subsidiary Guarantor which is subordinated in right of payment to the Securities or the Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect of any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Guarantee” has the meaning specified in Section 13.01.

“Subsidiary Guarantor” means each of the parties named as such in the first paragraph of this Indenture and any other Subsidiary that executes a Subsidiary Guarantee, in each case until such Subsidiary Guarantor is released from its Subsidiary Guarantee pursuant to the terms of this Indenture.

“TIA” means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trading Day” means a day during which trading in the Common Stock generally occurs on NYSE Arca or, if the Common Stock is not quoted or listed for trading on NYSE Arca, on the principal national or regional securities exchange on which the Common Stock is listed or quoted.

“Treasury Yield” means the yield to maturity at the time of computation of the Coupon Make-Whole Payment of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Bays prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term to the Maturity Date; provided, however, that if the then remaining term to the Maturity Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to the Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trigger Event” has the meaning specified in Section 4.07(c).

“Trust Officer” means, with respect to the Trustee, any officer within the Corporate Trust Services department (or any successor department) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means U.S. Bank National Association, not in its individual capacity, but solely in its capacity as trustee hereunder, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor Trustee.

“Unrestricted Certificated Security” means a Certificated Security that is not a Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Restricted Security.

“U.S. Government Obligations” means obligations issued or directly and fully Guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries (or a combination thereof).

Section 1.02.  Trust Indenture Act Provisions.  Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture.  The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the TIA.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security Holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any successor obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.03.  Rules of Construction.  Unless the context otherwise requires:

(a)   a term has the meaning assigned to it herein;

(b)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)   words in the singular include the plural, and words in the plural include the singular;

(d)   provisions apply to successive events and transactions;

(e)   the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f)    the masculine gender includes the feminine and the neuter;

(g)   references to agreements and other instruments include subsequent amendments thereto;

(h)   references to “interest” include Additional Interest, without duplication;

(i)    “herein,” “hereof,” “hereunder,” “hereinafter” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(j)    unless context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;

(k)   “or” is not exclusive; and

(l)    “including” means including without limitation.

ARTICLE 2
THE SECURITIES

Section 2.01.  Form and Dating.  (a) The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture.  The Securities may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage.  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Security shall be dated the date of its authentication.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)   Restricted Global Securities.  All of the Securities shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(c)   Global Securities In General.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities, in each case in accordance with this Indenture.  Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof, or otherwise in accordance with this Indenture, and shall be made on the records of the Trustee and the Depositary.

The Company shall issue and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in accordance with Section 2.02, initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or to the Securities Custodian pursuant to the Depositary’s instructions and (iii) shall bear legends required for Global Securities as set forth in Exhibit A hereto.

(d)   Book Entry Provisions.  Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or such nominee, as the case may be, or (ii) impair, as between the Depositary and its Agent Members, the Applicable Procedures or the operation of customary practices governing the exercise of the rights of a Holder of any Security.

None of the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of a Depositary or for any transactions between a Depositary and any beneficial owner or between or among beneficial owners.  No owner of a beneficial interest in the Securities shall have any rights under this Indenture, and the Depositary or its nominee, if any, shall be deemed and treated by the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner and holder of such Securities for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by a Depositary, or any of its members and any other Person on whose behalf such member may act.

(e)   Certificated Securities.  Certificated Securities shall be issued only under the circumstances provided in Section 2.12(a)(i).

Section 2.02.  Execution and Authentication.  (a) A duly authorized Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

(b)   If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c)   A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(d)   The Trustee shall initially authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $95,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”), stating the CUSIP number, principal amount and date of authentication for each such Security.

(e)   The Trustee shall act as the initial authenticating agent.  Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03.  Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency in the United States where Securities may be presented for purchase or payment (the “Paying Agent”), an office or agency where Securities may be presented for conversion (the “Conversion Agent”), and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Registrar shall keep a register of the Securities (the “Register”) and of their transfer and exchange.

The Company may have one or more co-registrars, one or more additional paying agents, and one or more additional conversion agents.  The term “Registrar” includes any co-registrar, including any named pursuant to Section 5.06.  The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 5.06.  The term “Conversion Agent” includes any additional conversion agent, including any named pursuant to Section 5.06.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such.  The Company or any Affiliate of the Company may act as the Paying Agent.

The Company hereby initially appoints the Trustee as the Registrar, Paying Agent and Conversion Agent in connection with the Securities.

Section 2.04.  Paying Agent to Hold Money and Securities in Trust.  Prior to 11:00 a.m., New York City time, on each due date of payments in respect of, or delivery of Cash or shares of Common Stock, as applicable and as provided herein, the Company shall deposit with the Paying Agent Cash (in immediately available funds if deposited on the due date) or with the Conversion Agent such number of shares of Common Stock or other consideration sufficient to make such payments or deliveries when so becoming due.  The Company shall require each Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Agent shall hold in trust for the benefit of Holders or the Trustee all Cash, Common Stock or other consideration, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment or delivery.  If the Company or an Affiliate of the Company acts as the Paying Agent or Conversion Agent, as applicable, it shall segregate the Cash, Common Stock and other consideration, as applicable, held by it as the Paying Agent or Conversion Agent, as applicable, and hold it as a separate trust fund.

The Company at any time may require a Paying Agent or Conversion Agent, as applicable, to pay all Cash, Common Stock or other consideration, as applicable, held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to the Paying Agent or the Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable, to pay forthwith to the Trustee all Cash, Common Stock or other consideration, as applicable, so held in trust by such Paying Agent or Conversion Agent.  Upon doing so, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for such Cash, Common Stock or other consideration, as applicable.

Section 2.05.  Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list of the names and addresses of the Holders in such form and as of such date as the Trustee may reasonably request.

Section 2.06.  Transfer and Exchange.  (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall, if such Security is a Certificated Security, be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A attached hereto and, if applicable, a transfer certificate, in the form included in Exhibit A attached hereto, and in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.  To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate Securities of a like aggregate principal amount at the Registrar’s request.  Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Section 2.10, Section 11.05, Article 3 or Article 4, in each case, not involving any transfer.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(b)   Any Registrar appointed pursuant to Section 2.03 or Section 5.06 hereof shall provide to the Trustee such information as the Trustee may reasonably request in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such opinions of counsel, certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture (including if so requested by the Company exercising a right to require the delivery of such items), and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book-entry system.

Section 2.07.  Replacement Securities.  If (a) any mutilated security is surrendered to the Company, a Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, in either case, there is delivered to the Company, the Registrar and the Trustee such security or indemnity bond as shall be reasonably required by them to save each of them harmless from any loss, liability and expense that any of them may suffer or Incur if a Security is replaced and subsequently presented or claimed for payment, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be, in accordance herewith.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued and outstanding hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08.  Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those paid or repurchased pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide or protected purchaser.  A mutilated Security ceases to be outstanding upon surrender and replacement thereof pursuant to Section 2.07.

If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 11:00 a.m., New York City time, on the Maturity Date, on a Redemption Date or on a Fundamental Change Purchase Date, as the case may be, Cash sufficient to pay all Securities then payable, then on and after such Maturity Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue.

If a Security is converted in accordance with Article 4, then on the Conversion Date, such Security shall cease to be outstanding and interest on such Security shall cease to accrue, unless there shall be a default in the delivery of the consideration payable hereunder upon such conversion.

Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding solely because the Company or an Affiliate of the Company holds the Security.

Section 2.09.  Treasury Securities.  In determining whether the Holders of the required principal amount of Securities have given or concurred in any notice, request, demand, authorization, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding for such purposes, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, request, demand, authorization, direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded.  Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not, and is not acting on the behalf of, the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.  If requested by the Trustee, the Company agrees to notify the Trustee in writing of the existence of any such Treasury Securities or Securities owned by the Company, any other obligor on the Securities, or, to the knowledge of the Company, any Affiliate of the Company.

Section 2.10.  Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably considers appropriate for temporary Securities.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.11.  Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion.  The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the canceled Securities to the Company.  The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 4.

All Securities that are purchased pursuant to Article 3 or otherwise acquired by the Company shall be delivered to the Trustee for cancellation.  If the Company shall acquire any of the Securities, such acquisition shall not operate as a repurchase or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.12.  Legend; Additional Transfer and Exchange Requirements. (a) Transfer and Exchange of Global Securities.

(i)    Certificated Securities shall be issued in exchange for interests in the Global Securities only (x) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 calendar days of such notice or (y) if an Event of Default has occurred and is continuing, each of clauses (x) and (y) in accordance with the Applicable Procedures.  In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor.  Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities.  Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise in accordance with the Applicable Procedures, shall instruct the Trustee.  The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered.  Such exchange shall be effected in accordance with the Applicable Procedures.  In the event that the Certificated Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Depositary to issue such Certificated Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 8.06 or 8.07 hereof, the right of any beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such Beneficial Owner’s Securities as if such Certificated Securities had been issued.

(ii)   Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b)   Transfer and Exchange of Certificated Securities.  In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

(x)            to register the transfer of the Certificated Securities to a person who shall take delivery thereof in the form of Certificated Securities only; or

(y)           to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(i)    shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of Section 2.06(a); and

(ii)   in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A)  if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit A);

(B)   if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, or pursuant to an effective registration statement under the Securities Act or in compliance with Regulation S under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit A); or

(C)   if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or pursuant to and in compliance with another exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit A) and, if the Company or the Registrar so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act.

(c)   Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security.  Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a Person who is required or permitted to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the Person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(i)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit A); or

(ii)   if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in Exhibit A) and, if the Company or the Trustee so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act;

the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount.  Such transfer shall otherwise be effected in accordance with the Applicable Procedures.  If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

(d)   Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security.  Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a beneficial interest in a Restricted Global Security.  Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in an Unrestricted Global Security and the following additional information and documents in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically):

(i)    a certification from the Holder (in substantially the form set forth in Exhibit A) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A;

(ii)   a certification from the Holder (in substantially the form set forth in Exhibit A) to the effect that such beneficial interest is being transferred in compliance with Regulation S under the Securities Act;

(iii)  if such beneficial interest in such Unrestricted Global Security is being transferred in compliance with any other exemption from registration under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit A) and if the Company or the Trustee so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act; or

(iv)  a certification (in substantially the form set forth in Exhibit A) to the effect that such beneficial interest is being transferred to the Company or a Subsidiary of the Company,

the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount.  Such transfer shall otherwise be effected in accordance with the Applicable Procedures.  If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

(e)   Transfers of Certificated Securities for Beneficial Interest in Global Securities.  In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders (i) stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and (ii) briefly describing such procedures and the events or circumstances requiring that such notice be given.  Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x)            to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

(y)           to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(i)    shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of Section 2.06(a);

(ii)   in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A)  if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit A); or

(B)   if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in Exhibit A) and an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under of the Securities Act;

(iii)  in the case of a Restricted Certificated Security to be transferred to another person for a beneficial interest in a Restricted Global Security, such request shall be accompanied by, if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit A).

(iv)  in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, or in the case of a Restricted Certificated Security to be exchanged (and not transferred) for a beneficial interest in a Restricted Global Security, such request need not be accompanied by any additional information or documents; and

(v)   in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A)  if such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit A);

(B)   if such Unrestricted Certificated Security is being transferred in compliance with any other exemption from registration under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit A) and an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act; or

(C)   if such Unrestricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit A).

(f)    Legends.  (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend (the “Restricted Legend”) in substantially the following form, for so long as it is required by this Indenture to bear such legend:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1271, 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS OF TREASURY REGULATION SECTION 1.1275-4.  THE ISSUE PRICE OF THIS NOTE IS $1,000 PER NOTE WITH A PRINCIPAL AMOUNT OF $1,000 AT MATURITY; THE ISSUE DATE IS JULY 30, 2007.  THE COMPANY’S DETERMINATION OF THE COMPARABLE YIELD IS

4.89% PER ANNUM, COMPOUNDED SEMIANNUALLY.  YOU MAY OBTAIN THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE PRICE, YIELD TO MATURITY, AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY SUBMITTING A WRITTEN REQUEST TO THE COMPANY AT EVERGREEN ENERGY INC., ATTN: CHIEF FINANCIAL OFFICER, 1225 17th STREET, SUITE 1300, DENVER, COLORADO 80202.

THE COMPANY ACKNOWLEDGES AND AGREES, AND EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SECURITY, BY PURCHASING OR HOLDING THIS SECURITY OR A BENEFICIAL INTEREST IN THIS SECURITY, SHALL BE DEEMED TO ACKNOWLEDGE AND AGREE THAT (IN THE ABSENCE OF AN ADMINISTRATIVE DETERMINATION OR JUDICIAL RULING TO THE CONTRARY) (I) EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SECURITY SHALL BE BOUND BY THE COMPANY’S DETERMINATION OF THE PROJECTED PAYMENT SCHEDULE AND COMPARABLE YIELD WITHIN THE MEANING OF U.S. TREASURY REGULATION SECTION 1.275-4(B), (II) THE COMPARABLE YIELD MEANS THE YIELD AT WHICH THE COMPANY WOULD ISSUE, AS OF THE ISSUE DATE, A FIXED RATE, NONCONVERTIBLE DEBT INSTRUMENT WITH NO CONTINGENT PAYMENTS, BUT WITH TERMS AND CONDITIONS OTHERWISE COMPARABLE TO THOSE OF THE SECURITIES, (III) THE COMPANY HAS DETERMINED THAT THE COMPARABLE YIELD IS THE “APPLICABLE FEDERAL RATE” PRESCRIBED BY THE TREASURY DEPARTMENT, (IV) THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A HOLDER OR BENEFICIAL OWNER OF A SECURITY UPON CONVERSION OF SUCH SECURITY SHALL BE TREATED AS A CONTINGENT PAYMENT UNDER U.S. TREASURY REGULATION SECTION 1.1275-4(B), (V) THE AMOUNT OF ANY “COUPON MAKE-WHOLE PAYMENT” RECEIVED BY A HOLDER OR BENEFICIAL OWNER OF A SECURITY SHALL BE TREATED AS A CONTINGENT PAYMENT UNDER U.S. TREASURY REGULATION SECTION 1.1275-4(B), (VI) THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE ARE NOT DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE PURPOSE OF APPLYING U.S. TREASURY REGULATION SECTION 1.1275-4(B)(4) TO THE SECURITY, AND (VII) THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE ON THE SECURITY.

(ii)   Upon any sale or transfer of a Restricted Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (y) pursuant to Rule 144 or (z) pursuant to an effective registration statement under the Securities Act:

(A)  in the case of any Restricted Certificated Security, each Registrar shall permit the Holder thereof to transfer such Restricted Certificated Security to a transferee who, unless such transferee is an Affiliate of the Company, shall take such Security in the form of an Unrestricted Certificated Security or (under the circumstances described in Section 2.12(e)) an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

(B)   in the case of a Restricted Global Security, each Registrar shall permit the Holder thereof to transfer such beneficial interest in a Restricted Global Security to a transferee who, unless such transferee is an Affiliate of the Company, shall take such

Security in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such Security; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii); and provided further, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

If the Applicable Procedures so require, prior to the removal of any restrictive legend at the end of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, such requesting Holder shall deliver an Opinion of Counsel in form reasonably acceptable to the Company to the effect that the restrictions on transfer contained herein and the restrictive legend are no longer required in order to maintain compliance with the Securities Act.

(iii)  Upon the exchange, registration of transfer or replacement of Securities not bearing the Restricted Legend, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver, Securities that do not bear such Restricted Legend.

(iv)  After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of any Holder of a Restricted Global Security or a Restricted Certificated Security that is not an Affiliate of the Company, remove any restriction of transfer on such Security, and the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Securities that do not bear the Restricted Legend.

(v)   Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the shares of Common Stock issued upon conversion of the Securities shall bear a legend substantially to the same effect as the Restricted Legend; provided that all Securities held by Affiliates of the Company shall bear the Restricted Legend at all times.

(g)   Transfers to the Company.  Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company, or any of its Subsidiaries or any of its Affiliates.

Section 2.13.  CUSIP Numbers.  The Company in issuing the Securities may use one or more “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices of purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP,” “ISIN” or other similar numbers.

Section 2.14.  Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered, which shall initially be the Depositary, as the owner of such Security for the purpose of receiving payment of principal of, redemption price, Fundamental Change Purchase Price and interest on the Security, for the purpose of receiving Common Stock or Cash and for all other purposes, including without limitation, for purposes of giving notices hereunder, whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.  The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Section 2.15.  Defaulted Interest.  If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date.  The Company shall fix such special record date and payment date in a reasonable manner.  At least 10 calendar days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid.  The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange.

Section 2.16.  Tax Treatment.  Solely for purposes of applying U.S. Treasury Regulation section 1.1275-4 to the Securities:

(a)   for United States federal income tax purposes, ordinary interest income shall accrue with respect to the Securities as tax original issue discount according to the “noncontingent bond method,” as set forth in U.S. Treasury Regulation section 1.1275-4(b) using a comparable yield of 4.89%, compounded semiannually;

(b)   the Company acknowledges and agrees, and each Holder and each beneficial owner of a Security, by purchasing or holding a Security or beneficial interest in a Security, shall be deemed to acknowledge and agree that (in the absence of an administrative determination or judicial ruling to the contrary):

(i)    each Holder and each beneficial owner of a Security shall be bound by the Company’s determination of the projected payment schedule and comparable yield within the meaning of U.S. Treasury Regulation Section 1.275-4(b),

(ii)   the comparable yield means the yield at which the Company would issue, as of the Issue Date, a fixed rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the Securities,

(iii)  the Company has determined that the comparable yield is the “applicable Federal Rate” prescribed by the Treasury Department,

(iv)  the fair market value of Common Stock received by a Holder or beneficial owner of a Security upon conversion of such Security shall be treated as a contingent payment under U.S. Treasury Regulation section 1.1275-4(b),

(v)   the amount of any “Coupon Make-Whole Payment” received by a Holder or beneficial owner of a Security shall be treated as a contingent payment under U.S. Treasury Regulation Section 1.1275-4(b),

(vi)  the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying U.S. Treasury Regulation section 1.1275-4(b)(4) to the Security, and

(vii) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Security.

The Holders of the Securities may obtain the amount of original issue discount, issue price, yield to maturity, and projected payment schedule for the Security by submitting written requests to the Company at Evergreen Energy Inc., Attn: Chief Financial Officer, 1225 17th Street, Suite 1300, Denver, Colorado 80202.

ARTICLE 3
REDEMPTION; REPURCHASE OF SECURITIES AT OPTION OF HOLDERS

Section 3.01.  Provisional Redemption.  At any time and from time to time, the Company may redeem the Securities, in whole or in part, at a redemption price payable in Cash equal to 100% of the principal amount of the Securities to be redeemed, plus any accrued and unpaid interest to, but not including, the Redemption Date, and the Coupon Make-Whole Payment, if:

(a)   the Closing Price of the Common Stock for at least 20 Trading Days in any 30 consecutive Trading Day period is at least 130% of the Applicable Conversion Price per share; and

(b)   the shelf registration statement covering resales of the Securities and the Common Stock issuable upon conversion of the Securities is effective and available for use pursuant to the terms of the Registration Rights Agreement and is expected to remain effective and available for use for the 30 calendar days following the Redemption Date, unless registration is no longer required.

As set forth in Section 4.02 below, the Company shall pay the Coupon Make-Whole Payment on all Securities converted after the date that the Company mails the Redemption Notice.  In no event will the Coupon Make-Whole Payment for Securities be reduced by accrued and unpaid interest.

Section 3.02.  Redemption Procedures.

(a)   The Company shall give at least 20 calendar days’ but not more than 60 calendar days’ notice of redemption by mail to Holders (the “Redemption Notice”). The Redemption Notice shall identify the Securities to be redeemed and shall state:

(i)    the Redemption Date;

(ii)   the redemption price;

(iii)  the name and address of the Paying Agent;

(iv)  that the Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v)   that interest on the Securities called for redemption ceases to accrue on and after the Redemption Date; and

(vi)  that Securities called for redemption may only be converted until the Close of Business on the Business Day immediately preceding the Redemption Date;

provided, that at the Company’s request provided to the Trustee at least 25 calendar days prior to the Redemption Date, together with a complete form of the Redemption Notice, the Trustee may give the Redemption Notice in the Company’s name and at its expense.

(b)   If the Company does not redeem all of the Securities, the Trustee will select the Securities to be redeemed in principal amounts of $1,000 or multiples thereof by lot, on a pro rata basis or by any other method that the Trustee considers fair and appropriate or in accordance with the applicable procedures of the Depository to the extent Securities are held in book-entry form. If any Securities are to be redeemed in part only, the Company shall issue a new Security or Securities with a principal amount equal to the unredeemed principal portion thereof. If a portion of a Holder’s Securities is selected for partial redemption, and the Holder converts a portion of its Securities, the converted portion will be deemed to be taken from the portion selected for redemption.

(c)   If the Paying Agent holds Cash sufficient to pay the redemption price of the Securities for which a Redemption Notice has been delivered on the Redemption Date in accordance with the terms of this Section 3.02, then, on and after the Redemption Date, the Securities will cease to be outstanding and interest on such Securities shall cease to accrue, whether or not the Securities are delivered to the Paying Agent. Thereafter, all rights of the Holder shall terminate, other than the right to receive the redemption price upon delivery of the Securities.

(d)   The Company shall not redeem Securities on any date if the principal amount of the Securities has been accelerated and such acceleration has not been rescinded, on or prior to such date.

(e)   Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

(f)    Securities called for redemption are convertible by the Holder until the Close of Business on the Business Day immediately preceding the Redemption Date.

Section 3.03.  Purchase of Securities at Option of the Holder upon a Fundamental Change. (a) In the event a Fundamental Change shall occur at any time when any Securities remain outstanding, each Holder shall have the right, at such Holder’s option, to require the Company to purchase all of such Holders’ Securities or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof on a date specified by the Company (the “Fundamental Change Purchase Date”) that is not less than 15 nor more than 45 Business Days after the date the Company mails the Fundamental Change Company Notice pursuant to Section 3.03(b), at a purchase price in Cash equal to 100% of the principal amount of the Securities tendered for purchase, plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 3.03(c).

A “Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:

(i)    any “person” or “group” (other than the Company or its employee benefit plans) becomes the “beneficial owner,” directly or indirectly, of shares of the Company’s Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s

Voting Stock or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors and (a) files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing the same, or (b) the Company otherwise becomes aware of any such person or group;

(ii)   the Company consolidates with, or merges with or into, another Person or, in a single transaction or a series of transactions, the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company’s assets, other than any merger in which holders of the Common Stock immediately prior to the merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after the merger;

(iii)  the Common Stock into which the Securities are then convertible ceases to be listed on the NYSE, NYSE Arca, NASDAQ or another national securities exchange and is not then quoted on an established automated over-the-counter trading market in the United States and no American Depositary Shares or similar instruments for the Common Stock are so listed or quoted in the United States;

(iv)  continuing directors cease to constitute a majority of the Board of Directors; or

(v)   the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution.

Notwithstanding anything to the contrary set forth in this Indenture, it will not constitute a Fundamental Change in the case of a transaction described in clause (ii) above if:

(x)        at least 90% of all the consideration (excluding Cash payments for fractional shares and Cash payments pursuant to dissenters’ appraisal rights) in such transaction consists of common stock traded on the NYSE Arca, NYSE, NASDAQ or another national securities exchange (or which will be so traded when issued or exchanged in connection with such merger or consolidation) and as a result of such transaction or transactions the Securities become convertible solely into such shares of common stock;

(y)       the transaction is effected solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of the Common Stock, if at all, solely into shares of the surviving entity or a direct or indirect parent of the surviving entity; or

(z)        the persons that “beneficially owned”, directly or indirectly, shares of the Company’s Voting Stock representing a majority of the total voting power of all of the Company’s outstanding Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares of Voting Stock representing a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee person.

For purposes of this Section 3.03:

(1)           “person” and “group” shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

(2)           a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture;

(3)           “beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

(4)           “board of directors” means the board of directors or other governing body charged with the ultimate management of any person;

(5)           “capital stock” means:  (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person; and

(6)           “continuing director” means a director who either was a member of the Company’s board of directors on July 25, 2007, or who becomes a member of the board of directors subsequent to that date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the continuing directors on the Company’s board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Company’s entire board of directors in which such individual is named as a nominee for director.

(b)   Notice of Fundamental Change.  Within 30 Business Days after the effective date of each Fundamental Change, the Company shall notify the Trustee of the Fundamental Change Purchase Date and shall mail a written notice of the Fundamental Change (the “Fundamental Change Company Notice”) to each Holder (and to beneficial owners as required by applicable law) in accordance with Section 14.02.  The Fundamental Change Company Notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state, as applicable:

(i)       the events causing such Fundamental Change and the date of such Fundamental Change;

(ii)      that the Holder has a right to require the Company to purchase the Holder’s Securities;

(iii)     the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change purchase right;

(iv)     the Fundamental Change Purchase Date;

(v)      the Fundamental Change Purchase Price;

(vi)     the procedures that the Holder must follow to exercise its Fundamental Change purchase right under this Section 3.03;

(vii)    the names and addresses of the Paying Agent and the Conversion Agent;

(viii)   that the Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(ix)      that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security;

(x)       the Conversion Rate (including any increase in the Conversion Rate in the case of a Make-Whole Fundamental Change);

(xi)      that the Securities with respect to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 4 of this Indenture only if either (A) the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture or (B) there shall be a default in the payment of the Fundamental Change Purchase Price;

(xii)     the procedures for withdrawing a Fundamental Change Purchase Notice;

(xiii)    that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest on Securities surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and

(xiv)   the CUSIP number(s) of the Securities.

If any of the Securities are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures for repurchases.

At the Company’s request, the Trustee shall give the Fundamental Change Company Notice on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be consented to by the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 3.03(b); provided further, however, that the text of such notice shall be prepared by the Company.

(c)   Fundamental Change Purchase Notice.  A Holder may exercise its right specified in Section 3.03(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to and actually received by a Paying Agent by the Close of Business, on the Business Day immediately preceding the Fundamental Change Purchase Date.  The Fundamental Change Purchase Notice must state:

(i)    if Certificated Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be purchased;

(ii)   the portion of the principal amount of the Securities that the Holder shall deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and

(iii)  that such Securities are being tendered for and shall be purchased by the Company on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in this Indenture.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price; provided, however, that such Fundamental Change Purchase Price shall be paid pursuant to this Section 3.03 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Fundamental Change Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.03, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Section 3.03 that apply to the purchase of all of a Security also apply to the purchase of such a portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.03(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.04(b).

A Paying Agent shall promptly notify the Company once each Business Day of the receipt by it of any Fundamental Change Purchase Notices or written notices of withdrawal thereof.

(d)   Notwithstanding anything herein to the contrary, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn, and such Securities may be surrendered or delivered for purchase, in accordance with the Applicable Procedures.

Section 3.04.  Effect of Fundamental Change Purchase Notice.  (a) Upon receipt by any Paying Agent of a Fundamental Change Purchase Notice, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security.  Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (i) the Fundamental Change Purchase Date (provided such Holder has satisfied the conditions in Section 3.03(c) with respect to such Security) and (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.03(c).  A Security in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice, unless either (A) such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.04(b); or (B) there shall be a default in the payment of the Fundamental Change Purchase Price; provided, that the conversion right with respect to such Security shall terminate at the Close of Business, on the date such default is cured and such Security is purchased in accordance herewith.

(b)   A Fundamental Change Purchase Notice may be withdrawn by any Holder delivering such Fundamental Change Purchase Notice upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to and actually received by Paying Agent at any time prior to the Close of Business, on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(i)    if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted;

(ii)   the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, which principal amount must be $1,000 or an integral multiple thereof; and

(iii)  the principal amount, if any, of the Securities that remains subject to the original Fundamental Change Purchase Notice and that has been or shall be delivered for purchase by the Company.

Section 3.05.  Deposit of Fundamental Change Purchase Price.  Prior to 10:00 a.m., New York City time, on a Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount in Cash (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased on that Fundamental Change Purchase Date.

If any Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on a Fundamental Change Purchase Date, Cash sufficient to pay the aggregate Fundamental Change Purchase Price of all Securities for which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn in accordance with this Indenture, then, on and after such Fundamental Change Purchase Date, such Securities shall cease to be outstanding and interest (including Additional Interest, if any) on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and all rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities by their Holders to the Paying Agent).

Section 3.06.  Securities Purchased in Part.  Any Certificated Security that is to be purchased only in part shall be surrendered at the office of any Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after a Fundamental Change Purchase Date, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.07.  Repayment to the Company.  To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase on the Fundamental Change Purchase Date, then, within one day after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess Cash to the Company.

Section 3.08.  Compliance with Securities Laws upon Purchase of Securities.  When complying with the provisions of Article 3 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a)   comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

(b)   otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to this Article 3 to be exercised in the time and in the manner specified herein.

ARTICLE 4
CONVERSION

Section 4.01.  Conversion Privilege.  The Securities shall be convertible in accordance with their terms and in accordance with and subject to this Article 4 into a number of shares of Common Stock equal to the Applicable Conversion Rate, subject to the following sentence regarding fractional shares and subject to the Company’s right to elect to satisfy all or a portion of its conversion obligation in Cash pursuant to Section 4.14, on any Trading Day on or before the Close of Business on the Business Day immediately preceding the Maturity Date or, with respect to Securities called for redemption, the Redemption Date.

A Holder of a Security otherwise entitled to a fractional share will receive Cash in an amount equal to the value of such fractional share based on the Applicable Stock Price.

A Security for which a Holder has delivered a Fundamental Change Purchase Notice requiring us to purchase the Securities may be surrendered for conversion only if such notice is withdrawn in accordance with this Indenture.

Section 4.02.  Conversion upon Satisfaction of Collateral Price Trigger.

(a)   If the Company elects to redeem the Securities, in whole or in part, the Company shall pay to any Holder that elects to convert its Securities (whether or not such Securities are called for redemption) during the period from and including the date the Company gives its Redemption Notice to and including the Business Day immediately preceding the Redemption Date, in addition to the amount of Common Stock and/or Cash specified pursuant to Section 4.14, the amount of any accrued and unpaid interest on the Securities being converted, together with the Coupon Make-Whole Payment for such Securities (such aggregate amount, the “Additional Amount”).  In addition, if the Collateral Price Trigger Notice required by Section 5.17(b) does not state that the Company is electing to redeem the Securities in whole or in part, the Company shall also pay, on the Conversion Settlement Date, the Additional Amount to any Holder that converts its Securities during the period of 10 Trading Days beginning on the Trading Day immediately succeeding the date the Company delivers the Collateral Price Trigger Notice.

(b)   The Company may elect to pay any Additional Amount in Cash or in shares of Common Stock by notice given to Holders of Securities:

(i)    in the case of any Additional Amounts payable in connection with a redemption of Securities, in the Company’s Redemption Notice; and

(ii)   in all other cases, in the Collateral Price Trigger Notice;

provided that if the Company does not make such election, the Company shall pay the Additional Amounts solely in Cash.

(c)   If the Company elects to pay any Additional Amounts in shares of Common Stock, the number of shares payable for each $1,000 principal amount of Securities shall equal the Additional

Amount per $1,000 principal amount of Securities divided by 95% of the average of the Daily Volume-weighted Average Prices of the Common Stock over the applicable measurement period, which shall be in the case of any Additional Amounts payable in connection with a redemption of Securities, the 10 Trading Days beginning on the 12th Scheduled Trading Day prior to the Redemption Date, and in all other cases, the 10 Trading Days beginning on the Trading Day immediately succeeding the date the Company delivers the Collateral Price Trigger Notice.

Section 4.03.  Conversion upon Make-Whole Fundamental Changes.  (a) If a Holder elects to convert its Securities in connection with a Make-Whole Fundamental Change, then the Conversion Rate of the Securities being converted by such Holder shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) pursuant to the table attached as Exhibit B hereto.  For the avoidance of doubt, the increases provided for in this Section 4.03 shall only be made with respect to the Securities being converted in connection with such Make-Whole Fundamental Change and shall not be effective as to any Securities not so converted.  For purposes of this Section 4.03, a conversion shall be deemed to be “in connection” with a Make-Whole Fundamental Change to the extent that such conversion is effected at any time from and after the public announcement of, and until thirty (30) Trading Days after, the Effective Date of such Make-Whole Fundamental Change.

The increase in the Conversion Rate, expressed as a number of Additional Shares to be received per $1,000 principal amount of Securities, shall be determined by the Company by reference to the table attached as Exhibit B hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid or deemed to be paid per share of Common Stock in the transaction constituting the Make-Whole Fundamental Change (the “Stock Price”); provided that if a Holder of the Common Stock receives only Cash in connection with a Fundamental Change described in clause (ii) of the definition of Fundamental Change, the Stock Price shall be the Cash amount paid per share.  In all other cases, the Stock Price shall be the average of the Closing Price of the Common Stock over the five consecutive Trading Day period ending on the Trading Day preceding the Effective Date, provided that if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Company shall determine the increased Conversion Rate by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the next earliest and next latest Effective Dates, based on a 365 day year, as applicable.  If (i) the Stock Price is greater than $12.50 per share of Common Stock (subject to adjustment as of any date on which the Conversion Rate is adjusted pursuant to Section 4.07), no Additional Shares will be added to the Conversion Rate, and (ii) the Stock Price is less than $3.75 per share (subject to adjustment in the same manner as set forth in Section 4.07), no Additional Shares shall be added to the Conversion Rate.  An adjusted Stock Price pursuant to the foregoing sentence shall equal the Stock Price applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in Exhibit B shall be adjusted whenever, and on the same basis, the Conversion Rate shall be adjusted pursuant to Section 4.07.

(b)   At least 15 calendar days prior to the Effective Date, the Company shall mail to all Holders at their addresses shown in the Register of the Registrar and to beneficial owners as required by applicable law a notice (a “Make-Whole Fundamental Change Notice”) regarding the Make-Whole Fundamental Change.  The Make-Whole Fundamental Change Notice shall state, as applicable: (i) the events causing such Make-Whole Fundamental Change; (ii) the expected Effective Date of such Make-Whole Fundamental Change; (iii) the last date on which a Holder may exercise the conversion right in connection with such Make-Whole Fundamental Change; (iv) the names and addresses of the Paying and Conversion Agents; (v) the Conversion Rate (including any increase to the Conversion Rate as a result of such Make-Whole Fundamental Change); (vi) that Securities with respect to which a Fundamental

Change Purchase Notice is given by the Holder in connection with a Fundamental Change may be converted, only if the Fundamental Change Purchase Notice has been withdrawn in accordance with Section 3.04(b); and (vii) the procedures that Holders must follow to exercise the right.

Section 4.04.  Conversion Procedure.  (a) The right of conversion attaching to any Security may be exercised at any time during which conversion is permitted in accordance with Section 4.01 (i) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the Depositary in accordance with the Applicable Procedures, or (ii) if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by:  (A) a duly signed and completed conversion notice (the “Conversion Notice”), in the form as set forth on the reverse of Security attached hereto as Exhibit A; (B) if such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.07 regarding the loss, theft, destruction or mutilation of the Security; (C) appropriate endorsements and transfer documents if required by the Conversion Agent; and (D) payment of any tax or duty, in accordance with Section 4.05, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security.  The date on which the Holder satisfies all of those requirements is the “Conversion Date.”  The Securities shall be deemed to be converted immediately prior to the Close of Business on the Conversion Date.  The Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion (and Cash in lieu of any fractional shares pursuant to Section 4.01) as soon as practicable following the Conversion Date.

(b)   The person in whose name the Security is registered shall be deemed, to the extent such person receives Common Stock upon conversion, to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security or satisfaction of the other conditions in Section 4.04(a) on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall, provided that all such conditions have been satisfied, be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the Close of Business on the next succeeding day on which such stock transfer books are open.  Upon conversion of a Security, such person shall no longer be a Holder of such Security.  No separate payment or adjustment shall be made for accrued and unpaid interest on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security.  Except as otherwise provided in this Indenture, by delivering to the holder the shares of Common Stock issuable upon conversion, together with a Cash payment in lieu of any fractional shares or for its settlement obligations pursuant to Section 4.14, the Company shall satisfy its obligation with respect to the conversion of the Securities.  Accordingly, any accrued but unpaid interest shall be deemed paid in full upon conversion, rather than cancelled, forfeited or extinguished.

(c)   Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder, a new Security equal in principal amount of the unconverted portion of the Security surrendered.

Section 4.05.  Taxes on Conversion.  If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of shares of Common Stock upon exercise of such conversion rights.  However, the Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of shares of Common Stock in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificate representing shares of Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulation.

Section 4.06.  Company to Provide Stock.  (a) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.

(b)   All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares or shares held in the treasury of the Company, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

(c)   The Company shall comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and, if the Common Stock is then listed or quoted on the NYSE, NASDAQ or any other United States national or regional securities exchange or other market, shall list or cause to have quoted and keep listed and quoted the shares of Common Stock issuable upon conversion of the Securities to the extent permitted or required by the rules of such exchange or market; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

(d)   Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor in respect solely of its right to conversion.

Section 4.07.  Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occur:

(a)   If the Company, at any time or from time to time while any of the Securities are outstanding, pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock to all holders of outstanding shares of Common Stock, or if the Company subdivides the outstanding shares of Common Stock into a greater number of shares of Common Stock or combines outstanding shares of Common Stock into a smaller number of shares of Common Stock or reclassifies the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

where

CR0                           =              the Conversion Rate in effect immediately prior to the Ex Date of such dividend or distribution, or effective date of such subdivision, combination or reclassification, as applicable;

CR’                            =              the Conversion Rate in effect on and after the Ex Date or effective date of such subdivision, combination or reclassification;

OS0                           =              the number of shares of Common Stock outstanding immediately prior to such dividend or distribution, or effective date of such subdivision, combination or reclassification, as applicable; and

OS’                            =              the number of shares of Common Stock outstanding on and after such dividend or distribution or effective date of such subdivision, combination or reclassification, as applicable.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, immediately following such dividend or distribution, or the effective date fixed for determination for such subdivision, share combination or reclassification.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company.  If any dividend or distribution of the type described in this Section 4.07(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided, combined or reclassified, as the case may be, the Conversion Rate shall again be adjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution or not to subdivide, combine or reclassify the outstanding shares of Common Stock ,as applicable, to the Conversion Rate which would then be in effect if such dividend, distribution, subdivision, combination or reclassification or had not been declared.

(b)   If the Company, at any time or from time to time while any of the Securities are outstanding, issues to all holders of its outstanding shares of Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Price of the Common Stock for the five consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

where

CR0                           =              the Conversion Rate in effect at the Close of Business on the Business Day immediately preceding the Ex Date for such issuance;

CR’                            =              the Conversion Rate in effect at 9:00 a.m., New York City time, on the Ex Date for such issuance;

OS0                           =              the number of shares of Common Stock that are outstanding at the Close of Business on the Ex Date for such issuance;

X                                       =              the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y                                        =              the number of shares of Common Stock equal to the quotient of (x) the aggregate price payable to exercise such rights or warrants, divided by (y) the average of the Closing Price for the five consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of the issuance of such rights or warrants.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Ex Date of such issuance.  To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to be the Conversion Rate which would then be in effect if the announcement with respect to such rights or warrants had not been made.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Closing Price for the five consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, the value of such consideration, if other than Cash, to be determined in good faith by the Board of Directors.

(c)   In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (i) shares of any class of Capital Stock of the Company (other than Common Stock as covered by Section 4.07(a)), (ii) evidences of Debt of the Company or (iii) other assets or property of the Company (including securities, but excluding (A) dividends, distributions and rights or warrants covered by Section 4.07(a) or Section 4.07(b) (for which an adjustment is made to the Conversion Rate), (B) Cash covered by Section 4.07(d) (for which an adjustment is made to the Conversion Rate) and (C) to the extent provided in Section 4.09, rights distributed pursuant to a stockholder rights plan) (any of such shares of Capital Stock, Debt, or other assets or property hereinafter in this Section 4.07(c) called the “Distributed Property”), then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

where

CR0                           =              the Conversion Rate in effect at the Close of Business on the Business Day immediately prior to the Ex Date for such distribution;

CR’                            =              the Conversion Rate in effect at 9:00 a.m., New York City time, on the Ex Date for such distribution;

SP0                             =              the average of the Closing Price over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV                     =              the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock of the Company, evidences of Debt, assets or property distributed with respect to each outstanding share of Common Stock on the Ex Date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the Ex Date; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount of Securities upon conversion, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such record date had not been fixed effective as of the date the Board of Directors publicly announces its decision not to make or pay such dividend or distribution.  If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.07(c) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the Closing Price of the Common Stock.

With respect to an adjustment pursuant to this Section 4.07(c) where there has been a payment of a dividend or other distribution on the Common Stock consisting of shares of Capital Stock of any class or series, or similar Equity Interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off,” and any such dividend or distribution of Common Stock, shares of Capital Stock or Equity Interests being “Spin-Off Securities”), the Conversion Rate in effect immediately before the Close of Business, on the fifteenth Trading Day immediately following, and including, the effective date of such distribution shall be increased based on the following formula:

where

CR0                           =              the Conversion Rate in effect immediately prior to the Close of Business on the fifteenth Trading Day immediately following, and including, the effective date for the distribution of the Spin-Off Securities;

CR’                            =              the Conversion Rate in effect at 9:00 a.m., New York City time, on the effective date for the distribution of the Spin-Off Securities;

FMV0                =              the average of the Closing Price of the Capital Stock or similar Equity Interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period commencing on, and including, the fifth Trading Day immediately succeeding the effective date of such distribution; and

MP0                        =              the average of the Closing Price of Common Stock over the first 10 consecutive Trading Day period commencing on, and including, the fifth Trading Day immediately succeeding the effective date of such distribution.

Such adjustment shall occur at the Close of Business on the fifteenth Trading Day from, and including, the effective date for the distribution of the Spin-Off Securities; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spin-Off Securities that such Holder of Securities would have received if such Securities had been converted into shares of Common Stock at the Conversion Rate on the record date with respect to such distribution.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for, purchase or convert into shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (x) are deemed to be transferred with such shares of Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.07(c), (and no adjustment to the Conversion Rate under this Section 4.07(c), shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.07(c).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Debt or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.07(c) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights or warrants had not been issued.

For purposes of this Section 4.07(c), Section 4.07(a) and Section 4.07(b), any dividend or distribution to which this Section 4.07(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 4.07(a) or 4.07(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Debt, assets or shares of capital stock other than such shares of Common Stock or rights or warrants to which Section 4.07(a) or 4.07(b) applies (and any Conversion Rate adjustment required by this Section 4.07(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 4.07(a) or 4.07(b) applies (and any further Conversion Rate adjustment required by Section 4.07(a) and 4.07(b) with respect to such dividend or distribution shall then be made), except (A) the Ex Date of such dividend or distribution shall be substituted for “the Ex Date,” “such dividend or distribution or effective date, as applicable,” “immediately following such dividend or distribution, or the effective date for such subdivision or share combination,” “the Ex Date for such issuance” and “the Business Day following the Ex Date of such issuances” within the meaning of Section 4.07(a) and Section 4.07(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to such dividend or distribution or effective date, as applicable” within the meaning of Section 4.07(a).

(d)   If a Cash dividend or distribution is made to all holders of Common Stock (other than (i) in connection with the Company’s liquidation, dissolution or winding up or (ii) distributions described in Section 4.07(e)), the Conversion Rate shall be adjusted based on the following formula:

where

CR0                           =              the Conversion Rate in effect at the Close of Business on the Business Day immediately prior to the Ex Date for such dividend or distribution;

CR’                            =              the Conversion Rate in effect at 9:00 a.m., New York City time, on the Ex Date for such distribution;

SP0                             =              the average Closing Price of the Common Stock for the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such dividend or distribution; and

C                                        =              the amount in Cash per share the Company dividends or distributes to holders of Common Stock.

Such adjustment shall become effective immediately after the Close of Business, on the Ex Date for such dividend or distribution; provided that if the portion of the Cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount upon conversion, the amount of Cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted, effective as of the date the Board of Directors announces its decision not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 4.07(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 4.07(d), references in this Section 4.07(d) to one share of Common Stock or Closing Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification.  The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e)   If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the Cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Price of the Common Stock on the Trading Day immediately succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

where

CR0                           =              the Conversion Rate in effect immediately before the Close of Business on the Expiration Date;

CR’                            =              the Conversion Rate in effect on and after the effective date of the adjustment;

AC                              =              the aggregate value of all Cash and any other consideration (as determined in good faith by the Company’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0                           =              the number of shares of Common Stock outstanding as of the Expiration  Time (including any shares validly tendered and not withdrawn pursuant to the tender or exchange offer but excluding shares held in treasury);

OS’                            =              the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to the tender or exchange offer (excluding shares validly tendered and not withdrawn in connection with the tender or exchange offer and any shares held in the Company’s treasury); and

SP’                              =              the Closing Price of the Common Stock on the Trading Day immediately succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 4.07(e) shall occur on the Trading Day next succeeding the Expiration Date.

If the Company is obligated to repurchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

(f)    For purposes of this Section 4.07 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of stockholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g)   If application of the formulas provided in Sections 4.07(a), 4.07(b), 4.07(c), 4.07(d) or 4.07(e) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made except in the case of a subdivision or split of the Common Stock.

(h)   Notwithstanding this Section 4.07, in no event shall the Conversion Rate exceed 266.6662 shares per $1,000 principal amount of Securities, as adjusted pursuant to Sections 4.07(a), (b), (c) and (e) above, as a result of an adjustment pursuant to Section 4.07(d).

Section 4.08.  No Adjustment.  No adjustment in the Conversion Rate shall be required unless the adjustment would result in a change in the Conversion Rate of at least 1.00%; provided, however, that any adjustment which by reason of this Section 4.08 is not required to be made shall be carried forward and taken into account in subsequent adjustments and in connection with any conversion of Securities.  All calculations under this Article 4 shall be made to the nearest one-ten thousandth (1/10,000) of a share.

No adjustment in the Conversion Rate need be made for (i) issuances of Common Stock pursuant to any present or future Company plan for reinvestment of dividends or interest payable on the Company’s securities or the investment or additional optional amounts thereunder in shares of Common Stock, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued.

No adjustment to the Conversion Rate need be made pursuant to Section 4.07 for a transaction if Holders are permitted to participate in the transaction without conversion (assuming each Holder of a $1,000 principal amount Security held shares of Common Stock equal to the Conversion Rate).

No adjustment to the Conversion Rate need be made for accrued and unpaid interest, including Additional Interest, if any.

Whenever a provision of this Indenture requires the calculation of an average of the Closing Price over a span of multiple days, the Company shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of the event occurs, at any time during the period from which the average is to be calculated.

Section 4.09.  Stockholder Rights Plans.  Upon conversion of the Securities, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, any associated rights issued under any future stockholder rights plan the Company adopts that provides that each share of Common Stock issued upon conversion of the Securities at any time prior to the distribution of separate certificates representing such rights shall be entitled to receive such rights unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such stockholder rights plan, and no adjustment shall be made to the Conversion Rate pursuant to Section 4.07.  If the rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Capital Stock, evidences of Debt or assets as described in Section 4.07(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 4.10.  Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.  If (1) there shall occur (a) any reclassification of the Company’s Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock); (b) a consolidation, merger or combination involving the Company other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) a sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to another Person; and (2) pursuant to such reclassification, consolidation, merger, combination, sale or conveyance, holders of outstanding shares of Common Stock would be entitled to receive stock (other than Common Stock), other securities, other property, assets or Cash (or any combination thereof) for such shares of Common Stock (any such event a “Merger Event”), then the Company, or such successor or surviving, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such Merger Event, execute and deliver to the Trustee a supplemental indenture providing that, at the effective time of the Merger Event, the right to convert a Security will be changed, without the consent of any Holders, into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such transaction (assuming for such purposes that such conversion were settled entirely in the Common Stock and without giving effect to any adjustment to the Conversion Rate with respect to a Make-Whole Fundamental Change) immediately prior to such Merger Event, except that such Holders shall not be entitled to an increase in the Conversion Rate if such Holder does not convert its Securities “in connection with” the relevant Make-Whole Fundamental Change.  If the Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.  None of the foregoing provisions shall affect the right of a holder of Securities to convert its Securities in accordance with the provisions of this Article 4 prior to the effective date of such Merger Event.  Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 4.  The provisions of this Section 4.10 shall similarly apply to successive Merger Events.

Section 4.11.  Other Adjustments.  Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate by any amount for a period of at least 20 calendar days if the Board of Directors determines that such increase would be in the best interests in the Company, provided the Company has given to Holders at least 15 calendar days’ prior notice, in accordance with Section 14.02, of any such increase in the Conversion Rate.  Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate, in addition to the events requiring an increase in the Conversion Rate pursuant to Section 4.07, as it, in its discretion, shall determine to be advisable in order to avoid or diminish any tax to stockholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders.

Section 4.12.  Notice of Adjustment.  Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Holders of a notice of the adjustment in accordance with Section 14.02, and file with the Trustee an Officers’ Certificate briefly stating the Conversion Rate, the facts requiring the adjustment and the manner of computing it.  Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 4.13.  Trustee’s Disclaimer.  The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment set forth in, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.12.  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof.

Section 4.14.  Settlement upon Conversion.

(a)   The Company may settle its conversion obligation with respect to any Securities converted either in Common Stock (plus Cash in lieu of fractional shares) or, in lieu thereof, Cash or a combination of Cash and shares of Common Stock (plus Cash in lieu of fractional shares). The Company shall inform the Holders through the Trustee of the method it has chosen to satisfy its obligation upon conversion:

(i)    in respect of Securities to be converted on or after the 22nd Scheduled Trading Day preceding the Maturity Date, no later than 23 Scheduled Trading Days preceding the Maturity Date;

(ii)   in respect of Securities converted during the period from and including the date the Company gives its Redemption Notice to and including the Business Day immediately preceding the Redemption Date, in the Redemption Notice; and

(iii)  in all other cases, no later than two Trading Days following the Conversion Date.

(b)   If the Company does not give any notice within the time periods described above as to how it will settle its conversion obligation, the Company shall satisfy its conversion obligation only in shares of Common Stock (and Cash in lieu of fractional shares pursuant to Section 4.01). If the Company chooses to satisfy any portion of its conversion obligation in Cash, the Company shall specify the amount to be satisfied in Cash as a percentage of the conversion obligation. The Company shall treat all Holders converting on the same Trading Day in the same manner. Except with respect to conversions described in this Section 4.14(a)(i) and (ii), the Company shall not, however, have any obligation to settle its conversion obligations arising on different Trading Days in the same manner.

(c)   If the Company elects to satisfy any portion of its conversion obligation in Cash (other than Cash in lieu of fractional shares pursuant to Section 4.01), a Holder may retract its conversion notice at any time during the two Trading Day period beginning on the Trading Day after the Company has notified the Trustee of the method of settlement (the “Conversion Retraction Period”). A Holder may not retract its conversion notice if (i) such Holder is converting its Securities in connection with a redemption; (ii) such Holder is converting its Securities on or after the 22nd Scheduled Trading Day preceding the Maturity Date; or (iii) the Company does not elect to satisfy any portion of its conversion obligation in Cash (other than Cash in lieu of fractional shares pursuant to Section 4.01).

(d)   Settlement of Securities tendered for conversion shall occur by delivery of the Settlement Amount on the date (the “Conversion Settlement Date”) that is (i) in the case of settlement solely in shares of Common Stock (plus Cash in lieu of fractional shares), on the third Trading Day following the Conversion Date and (ii) in the case of settlement in Cash or a combination of Cash and shares of Common Stock (other than Cash in lieu of fractional shares), on the second Trading Day following the final Trading Day of the Cash Settlement Averaging Period.

(e)   The “Settlement Amount” for Securities tendered for conversion shall be computed as follows:

(i)    If the Company elects to satisfy its entire conversion obligation in shares of Common Stock, the Settlement Amount shall be a number of shares of Common Stock equal to

(A) the aggregate principal amount of Securities to be converted divided by 1,000 and multiplied by (2) the Applicable Conversion Rate; provided that Cash will be paid in lieu of any fractional shares in accordance with Section 4.01.

(ii)   If the Company elects to satisfy its entire conversion obligation in Cash, the Settlement Amount shall be Cash in an amount equal to the product of: (A) a number equal to (x) the aggregate principal amount of Securities to be converted divided by 1,000 and multiplied by (y) the Applicable Conversion Rate and (B) the Applicable Stock Price.

(iii)  If the Company elects to satisfy its conversion obligation in a combination of Cash and shares of Common Stock, the Settlement Amount shall be:

(A)  Cash in an amount equal to the percentage of the conversion obligation to be paid in Cash multiplied by the amount of Cash that would have been calculated pursuant to clause (ii) above had the Company elected to satisfy its entire conversion obligation in Cash (the “Cash Amount”); and

(B)   a number of shares of Common Stock equal to (x) (1) the aggregate principal amount of Securities to be converted divided by 1,000 and multiplied by (2) the Applicable Conversion Rate minus (y) the Cash Amount divided by the Applicable Stock Price; provided that Cash will be paid in lieu of any fractional shares in accordance with Section 4.01.

(f)    If Securities are surrendered for conversion after the Close of Business on an Interest Payment Record Date for the payment of interest but prior to the corresponding Interest Payment Date, the Holder of such Securities at the Close of Business on such Interest Payment Record Date shall receive the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion, assuming such Holder was the holder of record of such Securities at the Close of Business on such Interest Payment Record Date; provided, however, that each Holder agrees, by accepting a Security, that if the Holder surrenders any Securities for conversion during such period, such Holder shall pay the Company at the time such Holder surrenders its Securities for conversion interest in accordance with the next sentence.  Securities surrendered for conversion during the period from the Close of Business on any Interest Payment Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest (including Additional Interest, if any) payable on such Interest Payment Date on the Securities so converted; provided that no such payment need be made if (i) any overdue interest exists at the time of conversion with respect to such Security, but only to the extent of the amount of such overdue interest; (ii) Holders have surrendered their Securities for conversion within the 10 Trading Days beginning on the Trading Day immediately succeeding the date that the Company has delivered the Collateral Trigger Price Notice; (iii) the Company has specified a Fundamental Change Purchase Date in respect of the Securities that is after an Interest Payment Record Date and on or prior to the corresponding Interest Payment Date; or (iv) the Holder surrenders any Securities for conversion after the Close of Business on the Interest Payment Record Date relating to the interest payment due on August 1, 2012.

ARTICLE 5
COVENANTS

Section 5.01.  Payment of Securities.

(a)   The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture, including payments of Cash and shares of Common Stock due upon conversion.  The principal amount and Fundamental Change Purchase Price and accrued and unpaid interest shall be considered paid on the date it is due if the Paying Agent holds by 10:00 a.m., New York City time, on such date, in accordance with this Indenture, Cash designated and sufficient for the payment of all such amounts then due.  The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest at the rate borne by the Securities per annum.  Unless explicitly excluded, all references in this Indenture or the Securities to interest shall be deemed to include Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

(b)   The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue amounts from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall initially accrue on the Securities, as provided in the Securities, and this Indenture, at the Initial Interest Rate, which interest rate is subject to reduction as provided in Section 5.18, and shall be payable semi-annually in arrears on each applicable Interest Payment Date to Holders of record on the relevant Interest Payment Record Date.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(c)   Each installment of accrued and unpaid interest and Additional Interest, if any, on the Securities due on any Interest Payment Date may be paid by mailing checks for the amount payable to or upon the written order of the Holders entitled thereto as they shall appear on the registry books of the Company, provided that, with respect to any Holder with an aggregate principal amount in excess of $2,000,000, at the application of such Holder in writing to the Registrar not later than the relevant Interest Payment Record Date accrued and unpaid interest and Additional Interest, if any, on such Holder’s Securities shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further that payment of accrued and unpaid interest and Additional Interest, if any, made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.

Section 5.02.  Reports and Certain Information.  (a) The Company shall file with the Trustee, within 15 calendar days after the Company is required to file with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that any such reports, information or documents filed with the SEC pursuant to its Electronic Date Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed filed with the Trustee.  The Company shall comply with the provisions of TIA Section 314(a), whether or not the Company is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture or any applicable law.

(b)   At any time when the Securities are Restricted Securities, and the Company is not subject to, or is not in compliance with, Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or the holder of shares of Common Stock issued upon conversion of Securities, the Company shall promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or such holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.  “Rule 144A Information” shall mean such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provision.

(c)   The Company shall notify the Trustee of any changes to its fiscal year.

Section 5.03.  Compliance Certificates.  The Company shall deliver to the Trustee, within 120 calendar days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company, as to his or her knowledge of the Company’s compliance with all terms, conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

Section 5.04.  Maintenance of Corporate Existence.  The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence or, following any consolidation, merger, conveyance, transfer or lease in accordance with Section 7.01, its legal existence as a Person permitted to be the resulting, surviving or transferee Person in accordance with Section 7.01.

Section 5.05.  Stay, Extension and Usury Laws.  The Company covenants, to the extent it may lawfully do so, that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount or Fundamental Change Purchase Price in respect of Securities, or any interest (including any Additional Interest) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.06.  Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent in the United States where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company hereby designates the Corporate Trust Office as one such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02.

Section 5.07.  Notice of Default.  In the event that any Default or Event of Default shall occur, the Company shall give prompt (and in any event within 30 calendar days after the Company becomes aware of such Default or Event of Default) written notice by an Officers’ Certificate of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

Section 5.08.  Additional Interest Notice.  In the event that the Company is required to pay Additional Interest to the Holders pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional

Interest no later than 15 calendar days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date.  The Trustee shall not at any time be under any duty or responsibility to any Holders to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

Section 5.09.  Ownership in Evergreen Operations.  All of the Equity Interests of Evergreen Operations will at all times be 100% directly owned by the Company.

Section 5.10.  Limitation on Debt and Disqualified or Preferred Stock.  (a) The Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt, and shall not permit any of the Subsidiary Guarantors to Incur any Disqualified Stock and Preferred Stock.

(b)   Notwithstanding the foregoing, the Company and any Subsidiary Guarantor may Incur the following (“Permitted Debt”):

(i)    Debt to the Company so long as such Debt continues to be owed to the Company;

(ii)   Debt pursuant to the Securities;

(iii)  Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that

(A)  in case the Securities are refinanced in part or the Debt to be refinanced is pari passu with the Securities, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities,

(B)   in case the Debt to be refinanced is subordinated in right of payment to a Subsidiary Guarantee, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Subsidiary Guarantee at least to the extent that the Debt to be refinanced is subordinated to the Subsidiary Guarantee,

(C)   the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced, and

(D)  Debt Incurred pursuant to clauses (i), (iv) and (v) may not be refinanced pursuant to this clause;

(iv)  Hedging Agreements entered into in the ordinary course of business for the purpose of limiting risks associated with its business and not for speculation;

(v)   Debt with respect to letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting Debt, including letters of credit supporting performance, surety or appeal bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets;

(vi)  Debt outstanding on the Issue Date;

(vii) Debt, which may include Capital Leases, Incurred on or after the Issue Date no later than 365 calendar days after the date of purchase or completion of construction or improvement of property for the purpose of financing all or any part of the purchase price or cost of construction or improvement, provided that the principal amount of any Debt Incurred pursuant to this clause in any twelve-month period may not exceed (a) $5.0 million less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause; or

(viii)                Debt Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed $3.5 million for the Company and all Subsidiary Guarantors collectively.

Section 5.11.  Limitation on Restricted Payments.  (a) The Company shall not directly or indirectly declare or pay any dividend or make any distribution on its Equity Interests or purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company (such payments and actions, if made, “Restricted Payments”).

(b)   Provided that no Default has occurred and is continuing or would occur as a result of this clause (b), clause (a) shall not prohibit:

(i)    the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate Cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $2.0 million; or

(ii)   the cashless exercise of outstanding options or warrants on Equity Interests of the Company.

(c)   Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers’ Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 5.11 were calculated.

Section 5.12.  Limitation on Liens.  The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, to secure Debt or other obligations that are pari passu with or subordinated in right of payment to the Subsidiary Guarantees, to secure Debt or trade payables other than Permitted Liens, without effectively providing that the Subsidiary Guarantees are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to a Subsidiary Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

Section 5.13.  Limitation on Asset Sales.  (a) The Company shall not, and shall not permit any Subsidiary Guarantor to, make any Asset Sale unless the following conditions are met:

(i)    The Asset Sale is for fair market value, as determined in good faith by the Board of Directors except in connection with a condemnation proceeding.

(ii)   At least 90% of the consideration consists of Cash received at closing. (For purposes of this clause (ii), the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Company or such Subsidiary Guarantor pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 30 calendar days of the closing, converted by the Company to Cash, to the extent of the Cash actually so received, shall be considered Cash received at closing.)

(iii)  Within 365 calendar days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may (A) be used to acquire all or substantially all of the assets of a Permitted Business, (B) be used to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business or (C) be contractually committed for use in accordance with either (A) or (B) with the acquisition or expenditure to be completed within two years after the receipt of such Net Cash Proceeds.  All assets acquired pursuant to this clause (iii) shall be assets of one or more Subsidiary Guarantors.

(iv)  The Net Cash Proceeds of an Asset Sale not applied or contractually committed pursuant to clause (iii) within 365 calendar days of the Asset Sale constitute “Excess Proceeds”.  Excess Proceeds of less than $5 million will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $5 million, the Company must, within 30 calendar days, make an Offer to Purchase Securities having a principal amount equal to

(A)  accumulated Excess Proceeds, multiplied by

(B)   a fraction (x) the numerator of which is equal to the outstanding principal amount of the Securities and (y) the denominator of which is equal to the outstanding principal amount of the Securities and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Securities will be the greater of (1) the principal amount plus accrued interest to the date of purchase and (2) the value of the shares of Common Stock a converting Holder would receive if the Holder converted under a Make-whole Fundamental Change pursuant to Section 4.03. If the Offer to Purchase is for less than all of the outstanding Securities and Securities in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to such Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Securities in multiples of $1,000 principal amount shall be purchased. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by this Indenture.

(v)   Between the time of receipt of any Net Cash Proceeds from an Asset Sale and the earlier of (A) the time of transfer of such Net Cash Proceeds in connection with acquisitions or capital expenditures pursuant to (iii) above and (B) the time of purchase of Securities in connection with an Offer to Purchase pursuant to (iv) above, such Net Cash Proceeds shall be held in an account as security and held for the benefit of the Holders.

(b)   An “Offer to Purchase” must be made by written offer, which will specify the principal amount of Securities subject to the offer and the purchase price.  The Offer to Purchase must specify an expiration date (the “Expiration Date”) not less than 30 calendar days or more than 60 calendar days after the date of the Offer to Purchase and a settlement date for purchase (the “Purchase Date”) not more than five Business Days after the Expiration Date.  The Offer to Purchase must include information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase.  The Offer to Purchase shall also contain instructions and materials necessary to enable Holders to tender Securities pursuant to the Offer to Purchase.

(c)   A Holder may tender all or any portion of its Securities pursuant to an Offer to Purchase, subject to the requirement that any portion of a Security tendered must be in a multiple of $1,000 principal amount.  Holders are entitled to withdraw Securities tendered up to the Close of Business on the Expiration Date.  On the Purchase Date, the purchase price will become due and payable on each Security accepted for purchase pursuant to the Offer to Purchase, and interest on the Securities purchased shall cease to accrue on and after the Purchase Date.

(d)   The Company shall comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures shall be deemed modified as necessary to permit such compliance.

Section 5.14.  Termination of Certain Covenants.  Upon the satisfaction of the Collateral Price Trigger, the Company shall no longer be subject to the covenants imposed pursuant to Sections 5.09, 5.10, 5.11, 5.12 and 5.13.

Section 5.15.  Release of Security Interests.  (a) The first-priority security interests on the Collateral for the benefit of the Holders shall be released: (i) upon payment in full of principal, interest and all other Obligations on the Securities or discharge or defeasance thereof; (ii) in accordance with Section 5.17; or (iii) in connection with any disposition of Collateral to any Person other than the Company or any of its Subsidiaries that is permitted by this Indenture, including expenditures of Cash and Cash equivalents maintained in pledged accounts.  Each of these releases shall be effected by the Collateral Agent or automatically, as applicable, without the consent of the Holders of Securities or any action on the part of the Trustee.

(b)   To the extent applicable, the Company shall comply with Section 313(b) of the TIA, relating to reports, and other sections of the TIA, as applicable. Notwithstanding anything to the contrary herein, the Company and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the TIA if the Company determines, in good faith based on advice of outside counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to the released Collateral.

Section 5.16.  No Impairment of The Security Interests.  Neither the Company nor any of its Subsidiaries shall be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders.  Any release of Collateral in accordance with the provisions of this Indenture and the Security Documents shall not be deemed to impair the security herein, and any engineer or appraiser may rely on such provision in delivering a certificate requesting release so long as all other provisions of this Indenture with respect to such release have been complied with.

Section 5.17.  Release of Collateral.

(a)   The first-priority security interests in the Collateral shall be released if (i) the Closing Price of the Common Stock for at least 20 Trading Days in any 30 consecutive Trading Day period is at least 130% of the Applicable Conversion Price per share and (ii) the shelf registration statement covering resales of the Securities is effective and available for use pursuant to the terms of the Registration Rights Agreement for at least 30 calendar days following the date of the Company gives its Collateral Price Trigger Notice in accordance with clause (b) below, unless registration is no longer required (upon the occurrence of clauses (i) and (ii), the “Collateral Price Trigger”)

(b)   The Company shall provide notice (the “Collateral Price Trigger Notice”) to Holders and the Trustee via Bloomberg and by posting on the Company’s website within one Trading Day upon the occurrence of the Collateral Price Trigger.  In such Collateral Price Trigger Notice, the Company shall state whether it is exercising its right to redeem pursuant to Section 3.01.

Section 5.18.  Interest Rate Reduction.

(a)   The Initial Interest Rate shall be permanently reduced to the Reduced Interest Rate if (i) the Closing Price of the Common Stock for at least 20 Trading Days in any 30 consecutive Trading Day period is equal to or greater than the Applicable Conversion Price per share on such Trading Day (the “Reduced Interest Rate Trigger”) and (ii) the shelf registration statement covering resales of the Securities is effective and available for use pursuant to the terms of the Registration Rights Agreement for at least 30 calendar days following the Reduced Interest Rate Trigger, unless registration is no longer required (upon the occurrence of clauses (i) and (ii), the “Interest Rate Reduction”).

(b)   The Reduced Interest Rate shall become effective on the first day of the calendar quarter following the date of the Interest Rate Reduction.

ARTICLE 6
COLLATERAL

Section 6.01.  Collateral.

(a)   Upon execution of this Indenture and in accordance with the terms of the Security Agreement, the Company hereby grants to the Collateral Agent for the benefit of the Holders a first-priority security interest in all of the Equity Interests in Evergreen Operations.

(b)   In accordance with the terms of the Security Agreement and within 90 calendar days of the Issue Date, the Company shall grant, and shall cause the Subsidiaries to grant, to the Collateral Agent for the benefit of the Holders a first-priority security interest in the Company’s and such Subsidiaries’ existing and future bank, investment, brokerage or other accounts holding Cash and Cash equivalents, except for (i) accounts holding in the aggregate Cash and Cash equivalents of less than $1.5 million, (ii) any such account created in connection with one or more Projects and (iii) any account holding Cash that has been posted, segregated or otherwise set aside in connection with certain regulatory and contractual obligations, including environmental remediation.  The Company shall provide an Officers’ Certificate to the Trustee certifying compliance with this Section 6.01(b) within 90 calendar days of the Issue Date.

(c)   On the Issue Date, the Company shall deposit, or cause to be deposited, $18 million in an account in the name of, and under the exclusive control of, the Collateral Agent (the “Cash Collateral Account”) that shall be operated and maintained in accordance with the Security Agreement.  Upon execution of this Indenture, the Company hereby grants to the Collateral Agent for the benefit of the

Holders a first-priority Lien in the Cash Collateral Account (this first-priority security interest, together with the first-priority security interests described in clauses (a) and (b) above, the “Collateral”).

(d)   Upon the occurrence and during the continuance of an Event of Default, the Trustee and the Collateral Agent shall have the right to exercise on behalf of the Holders such remedies, including remedies with respect to all Collateral as are available under this Indenture, the Security Documents and at law. The Trustee shall determine (or shall follow the direction of the Holders of a majority in principal amount of the outstanding Securities in establishing) the circumstances and manner in which to dispose of Collateral, including, but not limited to, the determination of whether to foreclose on such Collateral following an Event of Default.

(e)   Any proceeds of any Collateral foreclosed upon or otherwise realized upon pursuant to the Security Documents shall be applied in the following order:

(i)    first, to the Collateral Agent and the Trustee to pay any costs and expenses due to them in connection with the foreclosure or realization of such Collateral;

(ii)   second, to the Trustee for the benefit of the Holders to pay all amounts due in respect of the Securities;

finally, in the case of any surplus, to the Company, the Subsidiary Guarantors or their respective successors or assigns.

ARTICLE 7
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.01.  Company May Consolidate, Etc., Only on Certain Terms.  The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of the Company’s properties and assets to any successor Person, unless:

(a)   either:

(i)    the resulting, surviving or transferee Person is the Company; or

(ii)   the resulting, surviving or transferee Person is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)   the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (upon which the Trustee may conclusively rely), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.02.  Successor Substituted.  Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all Obligations under this Indenture and the Securities.

ARTICLE 8
DEFAULT AND REMEDIES

Section 8.01.  Events of Default.  An “Event of Default” shall occur if:

(a)   the Company defaults in the payment of any principal of any of the Securities when the same becomes due and payable (whether at maturity, on a Fundamental Change Purchase Date or otherwise), whether or not such payment is prohibited by the subordination provisions set forth in Article 10;

(b)   the Company defaults in the payment of any accrued and unpaid interest (including Additional Interest, if any) when due and payable, and such default continues for a period of 30 calendar days, whether or not such payment is prohibited by the subordination provisions set forth in Article 10;

(c)   the Company fails to deliver the Settlement Amount when due upon conversion of any Securities, and such default continues for 10 calendar days;

(d)   the Company fails to provide the Fundamental Change Company Notice or Make-Whole Fundamental Change Notice, in each case when required by this Indenture;

(e)   the Company fails to comply with its obligation described in Section 6.01;

(f)    the Company fails to comply with any of its other agreements contained in the Securities or in this Indenture (other than a covenant or warranty or default whose performance or breach is elsewhere in this Section 8.01 specifically provided for) upon receipt of a Notice of Default, and the Company’s failure to cure (or obtain a waiver of) such default within 30 calendar days after the Company receives such Notice of Default; provided, however, that the Company shall have 60 calendar days after receipt of a Notice of Default to remedy, or receive a waiver for, any failure to comply with the Company’s obligation to file annual, quarterly and current reports in accordance with this Indenture or to comply with the requirements of Section 314(a)(1) of the TIA, so long as the Company is attempting to cure such failure as promptly as reasonably practicable;

(g)   (i) the Company fails to make any payment by the end of any applicable grace period after maturity of principal and/or accrued interest with respect to any Obligations (other than nonrecourse Obligations) of the Company for borrowed money or evidenced by bonds, notes or similar instruments (“Specified Indebtedness”) (or the payment of which is Guaranteed by the Company or a Subsidiary of the Company), where the amount of such unpaid and due principal and/or accrued interest is in an aggregate amount in excess of $25.0 million, or (ii) the acceleration of principal and/or accrued interest with respect to Specified Indebtedness, where the amount of such accelerated principal and interest is in an amount in excess of $25.0 million because of a default with respect to such Specified Indebtedness, in any such case of (i) or (ii), without such Specified Indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 calendar days after receipt by the Company of a Notice of Default.  However, if any such failure or acceleration referred to in (i) or (ii) of this clause (g) shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred and any acceleration as a result of the related Event of Default shall be automatically rescinded;

(h)   except as otherwise permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under the Guarantee;

(i)    the Company, or any Significant Subsidiary, including the Subsidiary Guarantors, pursuant to or within the meaning of any Bankruptcy Law commences a voluntary case or proceeding, consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it, consents to the appointment of a Custodian of it or for any substantial part of its property, or makes a general assignment for the benefit of its creditors; or

(j)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Company or any Significant Subsidiary, including the Subsidiary Guarantors, in an involuntary case or proceeding appoints a Custodian of the Company or any Significant Subsidiary, including the Subsidiary Guarantors, for any substantial part of the property of the Company or such Significant Subsidiary or orders the winding up or liquidation of the Company or any Significant Subsidiary, including the Subsidiary Guarantors, and in each case of this subclause (j) the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (f) or (g) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the Default, and the Company does not cure the Default (and such Default is not waived) within the time period specified in clauses (f) or (g) above, as applicable, after actual receipt of such notice.  The notice given pursuant to this Section 8.01 must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”  When any Default under this Section 8.01 is cured in accordance herewith, it shall cease to be a Default.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company (including, without limitation, pursuant to Section 5.03), a Paying Agent, any Holder or any agent of any Holder, which notice references the Securities and this Indenture.

Section 8.02.  Acceleration.  If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (i) or (j) of Section 8.01) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of, plus interest (including Additional Interest, if any) accrued and unpaid through the date of such declaration on, all the Securities then outstanding to be due and payable upon any such declaration, and the same shall thereupon become and be immediately due and payable.

If an Event of Default with respect to the Company specified in clause (i) or (j) of Section 8.01 occurs, all unpaid principal of, plus interest (including Additional Interest, if any) accrued and unpaid through the date of such default on, all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Securities then outstanding or the Holders originally causing the acceleration by notice to the Trustee may rescind an acceleration of Securities and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if (a) the rescission would not conflict with any existing order or decree, (b) all existing Events of Default, other than the nonpayment of the principal of, plus accrued and unpaid interest on, the Securities that has become due solely by such declaration of acceleration, have been cured or waived and (c) all payments due to the Trustee and any predecessor Trustee under Section 9.06 have been made.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 8.03.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid interest on the Securities, the payment of Cash and, if applicable, shares of Common Stock upon conversion or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 8.04.  Waiver of Defaults and Events of Default.  Subject to Section 8.07 and Section 11.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing or future Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, or any interest (including Additional Interest, if any) on any Security, or the payment of any applicable Fundamental Change Purchase Price, or a failure by the Company to deliver shares of Common Stock (and Cash in lieu of any fractional shares) upon conversion in accordance with Article 4 or any Default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 11.02, cannot be modified or amended without the consent of the Holders of each outstanding Security.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.  This Section 8.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 8.05.  Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it under this Indenture.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity reasonably satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  This Section 8.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 8.06.  Limitations on Suits.  Subject to Section 8.07, a Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a)   the Holder has previously given the Trustee written notice of a continuing Event of Default;

(b)   the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(c)   such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)   the Trustee does not comply with the request within 60 calendar days after receipt of the notice, request and the offer of security or indemnity; and

(e)   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 8.07.  Rights of Holders to Receive Payment and to Convert.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment in Cash of the principal amount, Fundamental Change Purchase Price or interest (including Additional Interest, if any) on any Security, on or after the respective due dates expressed in the Security and this Indenture, receive shares of Common Stock (and Cash in lieu of fractional shares) upon conversion in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 8.08.  Collection Suit by Trustee.  If an Event of Default in the payment of principal or interest or Additional Interest specified in clause (a) or (b) of Section 8.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.06.

Section 8.09.  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.06, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10.  Priorities.  Any money or property collected by the Trustee pursuant to this Article 8, and after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be paid out in the following order:

First, to the Trustee (including any predecessor Trustee) for amounts due under Section 9.06;

Second, to Holders for amounts due and unpaid on the Securities for the principal amount, interest (including Additional Interest, if any), the Fundamental Change Purchase Price, amounts due upon conversion (including amounts resulting from a Make-Whole Fundamental Change), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

Third, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.  At least 15 calendar days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 8.11.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

Section 8.12.  Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 8 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 9
TRUSTEE

Section 9.01.  Certain Duties and Responsibilities of Trustee.  (a) In case an Event of Default with respect to the Securities has occurred (that has not been cured or waived), the Trustee shall exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)   Prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default with respect to the Securities that may have occurred:

(i)    the duties and obligations of the Trustee shall with respect to the Securities be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)   in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)   No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)    this subsection shall not be construed to limit the effect of Section 9.01(b);

(ii)   the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time outstanding (determined as provided in Section 2.08) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities; and

(iv)  none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability, loss or expense in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

(d)   Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability or affording protection to the Trustee (in any capacity, including Collateral Agent, Paying Agent, Registrar or Conversion Agent) shall be subject to the provisions of this Section 9.01.

(e)   The Trustee shall not be liable for interest in any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 9.02.  Certain Rights of Trustee.  Except as otherwise provided in Section 9.01:

(a)   The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document (whether in original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.  The Trustee need not investigate any fact or matter stated in any such document;

(b)   Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a resolution of the Company’s Board of Directors or an instrument signed in the name of the Company, by one or more Officers thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c)   Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e)   The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, but the Trustee, in its discretion, may make even further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)   The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)   The Trustee shall not be deemed to have knowledge or be charged with knowledge of an Event of Default except (i) if the Trustee is acting as Paying Agent, any Default or Event of Default occurring pursuant to Sections 5.01, 8.01(a) or 8.01(b) and (ii) any Default or Event of Default of which the Trustee shall have received written notification which references the Securities and this Indenture or of which a Trust Officer shall have obtained actual knowledge.  Delivery of reports, information and documents to the Trustee under Section 5.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates, except as otherwise provided herein);

(i)    The rights, privileges, protections, immunities and benefits given to the Trustee pursuant hereto, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and as Collateral Agent, and each agent, custodian and other person employed by the Trustee to act hereunder;

(j)    The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty;

(k)   The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l)    Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action; and

(m)  The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

Section 9.03.  Trustee Not Responsible for Recitals or Issuance or Securities.  (a) The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b)   The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

(c)   The Trustee or any Authorized Agent shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

Section 9.04.  May Hold Securities.  The Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 9.16, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent or Registrar.

Section 9.05.  Moneys Held in Trust.  Subject to the provisions of Section 6.01(c), all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

Section 9.06.  Compensation and Reimbursement.  (a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee may from time to time agree in writing for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from the Trustee’s gross negligence, bad faith or willful misconduct.  The Company covenants and agrees to indemnify the Trustee (and its officers, agents, directors, stockholders and employees) for, and to hold it harmless against, any loss, liability or expense (including, without limitation, reasonable attorney’s fees and expenses) incurred without gross negligence or bad faith or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.

(b)   The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder.  Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders.

(c)   When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(i) or (j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(d)   For the purposes of this Section 9.06, the “Trustee” shall include any predecessor Trustee; provided, however, that the gross negligence, bad faith or willful misconduct of any Trustee or other indemnified party hereunder shall not affect the rights of any other Trustee hereunder.

(e)   The provisions of this Section shall survive the discharge of this Indenture and resignation or removal of the Trustee.

Section 9.07.  Reliance on Officers’ Certificate.  Except as otherwise provided in Section 9.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate or Opinion of Counsel delivered to the Trustee and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 9.08.  Disqualification: Conflicting Interests.  If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the TIA, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.

Section 9.09.  Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the SEC, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus, or being a member of a bank holding company with a combined capital and surplus, of at least $50 million, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.10.

Section 9.10.  Resignation and Removal; Appointment of Successor.  (a) The Trustee or any successor hereafter appointed may at any time resign as Trustee with respect to the Securities by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Register.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Securities by or pursuant to a resolution of the Board of Directors.  If no successor trustee shall have been so appointed and have accepted appointment within 30 calendar days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Holder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee, in either case at the sole cost and expense of the Company.  Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)   In case at any time any one of the following shall occur:

(i)    the Trustee shall fail to comply with the provisions of Section 9.08 after written request therefor by the Company or by any Holder who has been a bona fide holder of a Security or Securities for at least six months;

(ii)   the Trustee shall cease to be eligible in accordance with the provisions of Section 9.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)  the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by or pursuant to a resolution of the Board of Directors, or, unless the Trustee’s duty to resign is stayed as provided herein, subject to Section 8.11, any Holder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)   The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company.  If no successor trustee shall have been so appointed and have accepted appointment within 30 calendar days after such notification of removal by the Holders, the Trustee to be removed may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Holder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee, in either case at the sole cost and expense of the Company.  Such court may, as it may deem proper prescribe or appoint a successor trustee.

(d)   Notwithstanding anything herein to the contrary, any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.

(e)   So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by the Holders of a majority in principal amount of the Securities at that time outstanding pursuant to Subsection (c) of this Section, if the Company shall have delivered to the Trustee (i) a resolution of the Board of Directors appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 9.11, the Trustee shall be deemed to have resigned as contemplated in subsection (a) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to subsection (a) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 9.11, all as of such date, and all other provisions of this Section and Section 9.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (e).

(f)    At any time there shall be only one Trustee with respect to the Securities.

Section 9.11.  Acceptance of Appointment by Successor.  (a) In case of the appointment hereunder of a successor trustee with respect to the Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges and all other amounts payable to it hereunder, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided for in Section 9.06(b).

(b)   Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 9.11.

(c)   No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 9.

(d)   Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Register.  If the Company fails to transmit such notice within ten calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 9.12.  Merger, Conversion, Consolidation or Succession to Business.  Any corporation or other business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other business entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other business entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other business entity shall be qualified under the provisions of Section 9.08 and eligible under the provisions of Section 9.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 9.13.  Preferential Collection of Claims Against the Company.  The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship described in Section 311(b) of the TIA.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent included therein.

Section 9.14.  Notice of Defaults.  If a Default or Event of Default occurs and is continuing hereunder and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 calendar days after such Default or Event of Default.  Except in the case of a default in payment of principal of or interest (including Additional Interest, if any) on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interest of the Holders of such Securities.

Section 9.15.  Reports by Trustee.  (a) Within 60 calendar days after May 15 of each year commencing with the year 2007, the Trustee shall transmit to Holders such reports dated as of May 15 of the year in which such report is made concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA, including, without limitation, Section 313(a) thereof, at the times and in the manner provided pursuant thereto.  In the event that, on any such reporting date, no events have occurred under the applicable sections of the TIA within the 12 months preceding such reporting date, the Trustee shall be under no duty or obligation to provide such reports.  The Trustee shall also comply with TIA Section 313(b)(2).  The Trustee shall transmit by mail all reports as required by TIA Section 313(c).

(b)   A copy of each such report shall, at the time of such transmission to Holders, be delivered to the Company and filed by the Trustee with each stock exchange upon which the Securities are listed and with the SEC in accordance with TIA Section 313(d).  The Company shall notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

Section 9.16.  Preferential Collection of Claims.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 10
SUBORDINATION OF SECURITIES

Section 10.01.  Agreement of Subordination upon Occurrence of Collateral Price Trigger.  If the Collateral Price Trigger is met, the provisions of this Article 10 shall irrevocably and automatically apply to the Securities without further action by the Company, the Trustee, any Holder or any other Person, and the Company covenants and agrees, and each Holder by its acceptance of the Securities issued hereunder likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Indenture, and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, or interest on, all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Section 10.01 shall prevent the occurrence of any Default or Event of Default hereunder.

Section 10.02.  Payments to Holders.  No payment shall be made with respect to the principal of or interest on the Securities, except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 10.05, if:

(a)   a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a “Payment Default”), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist; or

(b)   a default, other than a Payment Default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity, or in the case of Designated Senior Indebtedness in the form of a lease, a default other than a Payment Default occurs and is continuing that permits the lessor to either terminate the lease or require the Company to make an irrevocable offer to terminate the lease, and the Trustee receives written notice of such default (a “Payment Blockage Notice”) from the Company or any other Person permitted to give such notice under this Indenture (a “Non-Payment Default”).

If the Trustee receives any Payment Blockage Notice pursuant to clause (b) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.02 unless and until at least 365 calendar days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such Non-Payment Default has been cured or waived in writing for a period of not less than 90 calendar days.

The Company may and shall resume payments on and distributions in respect of the Securities, including any past scheduled payments of the principal of, or interest, on such Securities, to which the Holders would have been entitled but for the provisions of this Article 10:

(i)    in the case of a Payment Default, upon the date on which such Payment Default is cured or waived in writing or ceases to exist, and

(ii)   in the case of a Non-Payment Default, the earlier of (a) the date upon which such default is cured or waived or ceases to exist or (b) 179 calendar days after the Payment Blockage Notice is received by the Trustee if the maturity of such Designated Senior Indebtedness has not been accelerated (or, in the case of any lease, 179 calendar days after the Payment Blockage Notice is received, so long as the Company has not received notice that the lessor under such lease has exercised its right to terminate the lease or require the Company to make an irrevocably offer to terminate the lease).

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in Cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in Cash or other payment satisfactory to the holders of such Senior Indebtedness, or payment thereof in accordance with its terms provided for in Cash or other payment satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the principal of, or interest on the Securities; and upon any such dissolution or winding up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in Cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provision of this Article 10, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in Cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

For purposes of this Article 10, the words, “Cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 10 with respect to the Securities to the payment of all Senior Indebtedness that may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 7 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 7.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in Cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 10.02, shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full in Cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in Cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of any Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in Cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

Nothing in this Section 10.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.06. This Section 10.02 shall be subject to the further provisions of Section 10.05.

Section 10.03.  Subrogation of Securities.  Subject to the payment in full of all Senior Indebtedness, the rights of the Holders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 10 (equally and ratably with the holders of all Debt of the Company which by its express terms is pari passu to the Securities; provided that for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any Cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 10, and no payment over pursuant to the provisions of this Article 10, to or for the benefit of the holders of Senior Indebtedness by Holders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of Cash, property or securities to or for the benefit of the Holders pursuant to the subrogation provisions of this Article 10, that would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 10 are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness in respect of Cash, property or securities of the Company received upon the exercise of any such remedy.

Section 10.04.  Authorization to Effect Subordination.  Each Holder by the Holder’s acceptance of a Security authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.09 hereof at least 30 calendar days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders.

Section 10.05.  Notice to Trustee.  The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 10. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 10, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 10.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

Notwithstanding anything in this Article 10 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with the Trustee pursuant to Section 12.01, provided such deposit was not in violation of this Article 10, and any such payment shall not be subject to the provisions of Section 10.01 or Section 10.02.

The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a representative to a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders.  The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of Senior Indebtedness pursuant to this Article 10 unless it has received reasonably satisfactory evidence as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 10.

Section 10.06.  Trustee’s Relation to Senior Indebtedness.  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Article 9 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

Section 10.07.  No Impairment of Subordination.  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 10.08.  Certain Conversions Not Deemed Payment.  For the purposes of this Article 10 only, (a) the issuance and delivery of junior securities upon conversion of Securities in accordance with

Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of, or interest on, Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of Cash (including the return of principal, but excluding Cash in satisfaction of fractional shares pursuant to Section 4.01), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of, or interest on such Security. For the purposes of this Section 10.08, the term “junior securities” means (i) shares of any Capital Stock of any class of the Company or (ii) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article 10. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Holders, the right, which is absolute and unconditional, of any Holder to convert its Security in accordance with Article 4.

Section 10.09.  Article Applicable to Paying Agents.  If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 10 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 10.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.  The Trustee shall not be responsible for the actions or inactions of any other Paying Agents (including the Company if acting as its own Paying Agent) and have no control of any funds held by such other Paying Agents, unless and to the extent that the Trustee has been appointed as Paying Agent under this Indenture.

Section 10.10.  Senior Indebtedness Entitled to Rely.  The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 10, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

Section 10.11.  Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

ARTICLE 11
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.01.  Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or consent of, any Holder:

(a)   to cure any ambiguity, omission, defect or inconsistency, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (a) shall not adversely affect the interests of the Holders in any material respect;

(b)   to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(c)   to provide for the assumption of the Company’s obligations to Holders in the case of a share exchange, merger or consolidation or sale of all or substantially all of the Company’s assets;

(d)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights under this Indenture of any Holder;

(e)   to add a Guarantor;

(f)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g)   to secure the Securities;

(h)   to comply with the rules of any applicable securities depositary, including the Depositary;

(i)    to increase the Conversion Rate;

(j)    to execute a supplemental indenture in accordance with Section 4.10;

(k)   to conform the text of this Indenture or the Securities to any provision of the “Description of the Notes” contained in the Offering Circular to the extent that the text of the “Description of the Notes” was intended by the Company and the Initial Purchasers to be a recitation of the text of this Indenture or the Securities as represented by the Company to the Trustee in an Officers’ Certificate;

(l)    to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

(m)  to add to the covenants listed in Article 5 for the benefit of the Holders or surrender any right or power conferred upon the Company;

(n)   to modify the restrictions and procedures for resale and other transfers of Securities or Common Stock pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally; or

(o)   to add Guarantees with respect to the Securities or to release the Subsidiary Guarantor in accordance with the terms of this Indenture.

However, no modification or amendment may be made to the subordination provisions in Article 10 of this Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

Section 11.02.  With Consent of Holders.  The Company and the Trustee may amend or supplement the Securities or this Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding.  Subject to Section 8.04 and Section 8.07, the Holders of at least a majority in aggregate principal amount of the Securities then outstanding may, without notice to the Holders, waive compliance in any instance by the Company with any provision of the Securities or this Indenture or waive any past default under this Indenture and its consequences, except a default in the payment of any amount due, or in the obligation to deliver Common Stock, with respect to any Security or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Security affected.  However, notwithstanding the foregoing but subject to Section 11.04, without the consent of the Holders of each Security then outstanding, an amendment, supplement or waiver may not:

(a)   change the Maturity Date or the Interest Payment Date;

(b)   reduce the principal amount of, the Fundamental Change Purchase Price of, or the Conversion Rate (except as provided in this Indenture) or rate of interest or Additional Interest on, any Security;

(c)   reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d)   change the currency in which payment of principal of, the Fundamental Change Purchase Price of, or interest with respect to, the Securities is payable;

(e)   impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(f)    modify the provisions with respect to the repurchase rights of Holders as provided in Article 3 in a manner adverse to Holders;

(g)   adversely affect the right of Holders to convert Securities in any material respect, other than as provided in this Indenture;

(h)   reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of this Indenture;

(i)    alter the manner of calculation or rate of accrual of interest or Additional Interest or Fundamental Change Purchase Price or the Conversion Rate (except as permitted under Section 11.01(i)) on any Security or extend the time for payment of any such amount; or

(j)    release the Subsidiary Guarantor from any of its obligations under its Guarantee or this Indenture other than in accordance with the terms hereof.

It shall not be necessary for the consent of the Holders under this Section 11.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under Section 11.01 or this Section 11.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 11.03.  Compliance with Trust Indenture Act.  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 11.04.  Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every applicable Holder.

Section 11.05.  Notation on or Exchange of Securities.  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver the Security to the Trustee.  The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 11.06.  Trustee to Sign Amendments, Etc.  The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee in any material respect.  If it does adversely affect the rights, duties, liabilities or immunities of the Trustee in any material respect, the Trustee may, in its sole discretion, but need not sign it.  In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 9.01, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the effectiveness of such amendment or supplement have been satisfied or duly waived.

Section 11.07.  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 11, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01.  Satisfaction and Discharge of the Indenture.  This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)   either

(i)    all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or

(ii)   all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable whether at the Maturity Date, upon acceleration, with respect to any Fundamental Change Purchase Date, upon determination of the Settlement Amount and the Company deposits with the Paying Agent or Conversion Agent, as the case may be, Cash, Common Stock or other consideration, or a combination thereof, as applicable hereunder, sufficient to pay on such date all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on such date;

(b)   the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)   the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.06 and, if money shall have been deposited with the Trustee pursuant to Section 12.01(a)(ii), the obligations of the Trustee under Section 12.02 shall survive such satisfaction and discharge.

Notwithstanding anything herein to the contrary, Article 4, Article 12, Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 2.14, Section 5.01, Section 5.05, Section 5.06 and Section 9.06 shall survive any discharge of this Indenture until such time as there are no Securities outstanding.

Section 12.02.  Repayment to the Company.  The Trustee, the Paying Agent and the Conversion Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Holders with respect to such Cash or securities for that period commencing after the return thereof.

ARTICLE 13
GUARANTEES

Section 13.01.  The Guarantees.  Subject to the provisions of this Article 13, each Subsidiary Guarantor hereby irrevocably and unconditionally Guarantees, jointly and severally, on a senior, secured basis, the full and punctual payment or delivery, as applicable (whether at maturity, upon redemption, purchase pursuant to Fundamental Change, acceleration or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable or deliverable, as applicable, under, each Security and the full and punctual payment of all other amounts payable by the Company under this Indenture (each such Guarantee, a “Subsidiary Guarantee”). Upon failure by the Company to pay or deliver, as applicable, punctually any such amount, each Subsidiary Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 13.02.  Guarantees Unconditional.  The obligations of each Subsidiary Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(a)   any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the Company under this Indenture or any Security, by operation of law or otherwise;

(b)   any modification or amendment of or supplement to this Indenture or any Security;

(c)   any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Security;

(d)   the existence of any claim, set-off or other rights which a Subsidiary Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)   any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

(f)    any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to a Subsidiary Guarantor’s obligations hereunder.

Section 13.03.  Discharge; Reinstatement.  Each Subsidiary Guarantor’s obligations hereunder shall be automatically and unconditionally released upon the earlier of (a) the payment in full of the principal of, premium, if any, and interest on the Securities and all other amounts payable by the Company under this Indenture or (b) (i) the satisfaction of the Collateral Price Trigger and (ii) the shelf registration statement covering resales of the Securities and the Common Stock issuable upon conversion of the Securities is effective and available for use pursuant to the terms of the Registration Rights Agreement for at least 30 calendar days following the date on which the Company gives the Collateral Price Trigger Notice. If at any time any payment of the principal of, premium, if any, or interest on any Security or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company and the conditions in the preceding clause (b) are not otherwise satisfied, each Subsidiary Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 13.04.  Waiver by the Subsidiary Guarantors.  Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action by taken by any Person against the Company or any other Person.

Section 13.05.  Subrogation and Contribution.  Upon making any payment with respect to any Obligation of the Company under this Article 13, each Subsidiary Guarantor will be subrogated to the rights of the payee against the Company with respect to such obligation provided that no Subsidiary Guarantor may enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Subsidiary Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Securities remains unpaid.

Section 13.06.  Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by each Subsidiary Guarantor hereunder forthwith on demand by the Trustee or the Holders.

Section 13.07.  Limitation on Amount of Guarantees.  Notwithstanding anything to the contrary in this Article 13, each Subsidiary Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of each such Subsidiary Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate the intention, the Trustee, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under its Guarantee are limited to the maximum amount that would not render each Subsidiary Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the Bankruptcy Law or any comparable provision of state law.

Section 13.08.  Execution and Delivery of Guarantee.  The execution by the Subsidiary Guarantor of this Indenture evidences the Guarantee of such Subsidiary Guarantor, whether or not the person signing as an officer of the Subsidiary Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

ARTICLE 14
MISCELLANEOUS

Section 14.01.  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, including, without limitation, the duties imposed by TIA Section 318(c), the required provision of the TIA shall control.

Section 14.02.  Notices.  Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person, sent by overnight courier or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the parties hereto as follows:

If to the Company, to:

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202
Attention: Chief Financial Officer
Fax: (303) 293-8430

If to the Trustee, to:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107-2292
Attention: Corporate Trust Services
(Evergreen 8.00% Convertible Secured Notes due 2012)
Fax: (651) 495-8097

Such notices or communications to the Trustee shall be effective when received.

The Company or the Trustee by notice to the other in the manner prescribed above may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first-class mail, postage prepaid, or delivered by hand or by an overnight delivery service to it at its address shown on the Register and shall be sufficiently given if so mailed or delivered within the time prescribed.  Any notice or communication shall also be mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  Except as set forth above as to the Trustee, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 14.03.  Communications by Holders with Other Holders.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and any other Person shall have the protection of TIA Section 312(c).

Section 14.04.  Certificate and Opinion as to Conditions Precedent.  (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(i)    an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)   an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b)   Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than an Officers’ Certificate provided pursuant to Section 5.03) shall include:

(i)    a statement that the person making such certificate or opinion has read such covenant or condition;

(ii)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)  a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)  a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 14.05.  Record Date for Vote or Consent of Holders.  The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 calendar days prior to the date of the commencement of solicitation of such action.  If a record date is fixed, those persons who were Holders of Securities at the Close of Business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 14.06.  Rules by Trustee, Paying Agent, Registrar and Conversion Agent.  The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders.  Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 14.07.  Legal Holidays.  A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If an Interest Payment Record Date or other record date is a Legal Holiday, the record date shall not be affected.

Section 14.08.  Governing Law; Jury Trial Waiver.  This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH OF THE COMPANY AND THE TRUSTEE HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 14.09.  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10.  No Recourse against Others.  No recourse for the payment of the principal of, or accrued and unpaid interest (including Additional Interest, if any), on, any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, employee, agent, officer or director or Subsidiary of the Company as such or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

Section 14.11.  Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.12.  Multiple Counterparts.  The parties may sign multiple counterparts of this Indenture.  Each signed counterpart shall be deemed an original, but all of them together shall represent the same agreement.

Section 14.13.  Separability.  In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.14.  Calculations in Respect of the Securities.  The Company or its agents shall make all calculations under this Indenture and the Securities in good faith.  In the absence of manifest error, such calculations shall be final and binding on all Holders.  The Company or its agents shall provide a copy of such calculations to the Trustee as required hereunder, and the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.

Section 14.15.  Table of Contents, Headings, Etc.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

EVERGREEN ENERGY INC.

By:	/s/ Kevin R. Collins
	Name:	Kevin R. Collins
	Title:	Chief Executive Officer and President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee,

By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

EVERGREEN OPERATIONS, LLC

By:	/s/ Kevin R. Collins
	Name:	Kevin R. Collins
	Title:	Chief Executive Officer and President

KFx PLANT, LLC

By:	/s/ Kevin R. Collins
	Name:	Kevin R. Collins
	Title:	Chief Executive Officer and President

KFx OPERATIONS, LLC

By:	/s/ Kevin R. Collins
	Name:	Kevin R. Collins
	Title:	Chief Executive Officer and President

LANDRICA DEVELOPMENT COMPANY

By:	/s/ Kevin R. Collins
	Name:	Kevin R. Collins
	Title:	Chief Executive Officer and President

BUCKEYE INDUSTRIAL MINING CO.

By:	/s/ William G. Laughlin
	Name:	William G. Laughlin
	Title:	Vice President, General Counsel and Secretary

EXHIBIT A

[FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1271, 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS OF TREASURY REGULATION SECTION 1.1275-4.  THE ISSUE PRICE OF THIS NOTE IS $1,000 PER NOTE WITH A PRINCIPAL AMOUNT OF $1,000 AT MATURITY; THE ISSUE DATE IS JULY 30, 2007.  THE COMPANY’S DETERMINATION OF THE COMPARABLE YIELD IS 4.89% PER ANNUM, COMPOUNDED SEMIANNUALLY.  YOU MAY OBTAIN THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE PRICE, YIELD TO MATURITY, AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY SUBMITTING A WRITTEN REQUEST TO THE COMPANY AT EVERGREEN ENERGY INC., ATTN: CHIEF FINANCIAL OFFICER, 1225 17th STREET, SUITE 1300, DENVER, COLORADO 80202.

THE COMPANY ACKNOWLEDGES AND AGREES, AND EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SECURITY, BY PURCHASING OR HOLDING THIS SECURITY OR A BENEFICIAL INTEREST IN THIS SECURITY, SHALL BE DEEMED TO ACKNOWLEDGE AND AGREE THAT (IN THE ABSENCE OF AN ADMINISTRATIVE DETERMINATION OR JUDICIAL RULING TO THE CONTRARY) (I) EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SECURITY SHALL BE BOUND BY THE COMPANY’S DETERMINATION OF THE PROJECTED PAYMENT SCHEDULE AND COMPARABLE YIELD WITHIN THE MEANING OF U.S. TREASURY REGULATION SECTION 1.275-4(B), (II) THE COMPARABLE YIELD MEANS THE YIELD AT WHICH THE COMPANY WOULD ISSUE, AS OF THE ISSUE DATE, A FIXED RATE, NONCONVERTIBLE DEBT INSTRUMENT WITH NO CONTINGENT PAYMENTS, BUT WITH TERMS AND CONDITIONS OTHERWISE COMPARABLE TO THOSE OF THE SECURITIES, (III) THE COMPANY HAS DETERMINED THAT THE COMPARABLE YIELD IS THE “APPLICABLE FEDERAL RATE” PRESCRIBED BY THE TREASURY DEPARTMENT, (IV) THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A HOLDER OR BENEFICIAL OWNER OF A SECURITY UPON CONVERSION OF SUCH SECURITY SHALL BE TREATED AS A CONTINGENT PAYMENT UNDER U.S. TREASURY REGULATION SECTION 1.1275-4(B), (V) THE AMOUNT OF ANY “COUPON MAKE-WHOLE PAYMENT” RECEIVED BY A HOLDER OR BENEFICIAL OWNER OF A SECURITY SHALL BE TREATED AS A CONTINGENT PAYMENT UNDER U.S. TREASURY REGULATION SECTION 1.1275-4(B), (VI) THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE ARE NOT DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE PURPOSE OF APPLYING U.S. TREASURY REGULATION SECTION 1.1275-4(B)(4) TO THE SECURITY, AND (VII) THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE ON THE SECURITY.

2

EVERGREEN ENERGY INC.

8.00% CONVERTIBLE SECURED NOTES DUE 2012

No. 1	CUSIP: 30024BAA2	Initially U.S. $95,000,000
ISIN: US30024BAA26

EVERGREEN ENERGY INC., a Delaware corporation (the “Company,” which term shall include any successor Person under the Indenture referred to on the attached “Terms of the Notes”), promises to pay to Cede & Co., or registered assigns, the principal sum as set forth in the “Schedule of Increases or Decreases” attached hereto, which shall not exceed NINETY-FIVE MILLION DOLLARS ($95,000,000) on August 1, 2012, and to pay interest thereon, in arrears, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or if no interest has been paid, from, and including July 30, 2007), to, but excluding, February 1 and August 1 of each year (each, an “Interest Payment Date”), beginning on February 1, 2008, at a rate of 8.00% per annum (the “Initial Interest Rate”) until the principal hereof is paid or made available for payment at August 1, 2012, or upon acceleration, or until such date on which this Security is redeemed, converted or purchased as provided herein; provided, however, that Initial Interest Rate will be permanently decreased to the Reduced Interest Rate if (i) the Reduced Interest Rate Trigger is satisfied and (ii) the shelf registration statement covering resales of the Securities and the Common Stock issuable upon conversion of the Securities is effective and available for use pursuant to the terms of the Registration Rights Agreement for at least 30 days following the Reduced Interest Rate Trigger, unless registration is no longer required.  The Reduced Interest Rate will become effective on the first day of the calendar quarter following the date of the Interest Rate Reduction.  The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security is registered at the close of business on the regular record date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date (each, an “Interest Payment Record Date”); provided, however, that interest shall be paid to a Person other than the Person in whose name this Security is registered at the Close of Business on the Interest Payment Record Date as provided herein.

Reference is hereby made to the further provisions of this Security set forth on the attached “Terms of the Notes,” which further provisions shall for all purposes have the same effect as if set forth at this place.

[Signature page follows]

3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  July 30, 2007

EVERGREEN ENERGY INC.

By:
Name:
Title:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee,

By:
Name:
Title:

4

[REVERSE OF SECURITY]

EVERGREEN ENERGY INC.

8.00% CONVERTIBLE SECURED NOTES DUE 2012

This Security is one of a duly authorized issue of 8.00% Convertible Secured Notes due 2012 (the “Securities”) of EVERGREEN ENERGY, INCORPORATED, a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to as, the “Company”), issued under an Indenture, dated as of July 30, 2007 (the “Indenture”), between the Company, as issuer, Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Buckeye Industrial Mining Co., and Landrica Development Company, as subsidiary guarantors (the “Subsidiary Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”).  The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Security.  This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms.  To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.             Interest.

The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above, subject to a permanent reduction based on the conditions set forth on the face of this Security, and on the Interest Payment Dates.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.

Payment of the principal of, and interest on, the Securities shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  The Holder must surrender this Security to a Paying Agent to collect payment of principal.  Payment of interest on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $2.0 million shall be paid, at their written election, by wire transfer of immediately available funds.  Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

5

3.             Paying Agent, Registrar, Conversion Agent, Collateral Agent.

Initially, the Trustee shall act as Paying Agent, Registrar and Conversion Agent.  The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent, subject to the terms of the Indenture.  In addition, the Trustee shall act as Collateral Agent in accordance with the Security Agreement.

4.             Indenture.

The Securities are initially senior secured obligations of the Company limited to $95,000,000 aggregate principal amount.  The Securities will automatically and irrevocably become subordinated to all of the Company’s existing and future Senior Indebtedness if the Collateral Price Trigger is satisfied as set forth in Section 5.17(a) of the Indenture.

5.             Purchase by the Company Upon a Fundamental Change.

Subject to the terms and conditions set forth in Article 3 of the Indenture, each Holder shall have the option to require the Company to repurchase its Securities upon the occurrence of a Fundamental Change.

7.             Redemption.

Subject to the terms and conditions set forth in Article 3 of the Indenture, the Company may redeem the Securities at a redemption price payable in Cash equal to 100% of the principal amount of the Securities to be redeemed, plus any accrued and unpaid interest to, but not including, the Redemption Date, and the Coupon Make-Whole Payment, if (a) the Closing Price of the Common Stock for at least 20 Trading Days in any 30 consecutive Trading Day period is at least 130% of the Applicable Conversion Price per share and (b) the shelf registration statement covering resales of the Securities and the Common Stock issuable upon conversion of the Securities is effective and available for use pursuant to the terms of the Registration Rights Agreement and is expected to remain effective and available for use for the 30 days following the redemption date, unless registration is no longer required.

8.             Conversion.

Subject to the terms and conditions set forth in Article 4 of the Indenture, the Securities shall be convertible into shares of Common Stock, Cash or a combination of Cash and shares of Common Stock, at the Company’s election.  In addition, upon the occurrence of a Make-Whole Fundamental Change, the Company may increase the Conversion Rate for Securities converted in connection with a Make-Whole Fundamental Change.

9.             Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.  A Holder may register the transfer of or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain taxes, assessments

6

or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.           Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of such Security for all purposes.

11.           Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.           Amendment, Supplement and Waiver.

Subject to certain exceptions, the Securities or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and, subject to certain exceptions, an existing or future Default or Event of Default with respect to the Securities and its consequences or compliance with any provision of the Securities or the Indenture may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding.  Subject to the terms of the Indenture, without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, omission, defect or inconsistency or make any change that does not adversely affect in any material respect the interests under the Indenture of any Holder.

13.           Defaults and Remedies.

Subject to certain exceptions set forth in the Indenture, if an Event of Default (excluding an Event of Default specified in Sections 8.01(i) or 8.01(j) of the Indenture) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, by notice to the Company and the Trustee, declare the Securities to be due and payable.  Upon such declaration, the principal of, and accrued and unpaid interest on, all Securities then outstanding shall be due and payable immediately.  If an Event of Default specified in Sections 8.01(i) or 8.01(j) of the Indenture occurs, the principal of, and accrued and unpaid interest on, all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

14.           Subordination.

If the Collateral Price Trigger is satisfied, the indebtedness evidenced by the Securities will automatically and irrevocably become, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of

7

all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Security is issued subject to the provisions of the Indenture with respect to such subordination.  Each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

15.           Guarantees.

Subject to release as provided in Section 13.03 of the Indenture, the Securities are fully and unconditionally guaranteed, on a senior, secured basis, by each of the Subsidiary Guarantors on the terms set forth in the Indenture.

16.           Certain Covenants.

Subject to release as provided in Section 5.14 of the Indenture, each of the Company and the Subsidiary Guarantors is, to the extent and in the manner provided in the Indenture, restricted in its ability to Incur Debt and Disqualified or Preferred Stock, to make Restricted Payments, incur or permit to exist certain Liens and to make any Asset Sale unless certain conditions specified in the Indenture are met.

17.           Collateral.

Subject to release as provided in Section 5.17 of the Indenture, the Holders of the Securities have the benefit of a first-priority security interest on the Collateral.

18.           Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

19.           Authentication.

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

20.           Abbreviations.

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

21.           INDENTURE TO CONTROL; GOVERNING LAW.

8

TO THE EXTENT PERMITTED BY APPLICABLE LAW, IF ANY PROVISION OF THIS SECURITY CONFLICTS WITH THE EXPRESS PROVISIONS OF THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL GOVERN AND BE CONTROLLING.  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

23.           Copies of Indenture.

The Company shall furnish to any Holder, upon written request and without charge, a copy of the Indenture.  Requests may be made to:  Evergreen Energy Inc., 1225 17th Street, Suite 1300, Colorado 80202, Facsimile: (303) 293-8430, Attention: Chief Financial Officer.

24.           Registration Rights.

The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of July 30, 2007, between the Company, the Subsidiary Guarantors and the Initial Purchasers, including, in certain circumstances, the receipt of Additional Interest upon a registration default (as defined in such agreement).

9

SCHEDULE OF INCREASES OR DECREASES

The initial principal amount of this Global Security is NINETY-FIVE MILLION DOLLARS ($95,000,000).  The following increases or decreases in part of this Global Security have been made:

DATE OF DECREASE OR INCREASE	AUTHORIZED SIGNATORY OF SECURITIES	DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY	INCREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY	PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY FOLLOWING SUCH DECREASE OR INCREASE

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint the agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Dated:

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed
Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

FORM OF CONVERSION NOTICE

To convert the entire principal amount represented by this Security into shares of Common Stock, Cash or Cash and shares of Common Stock, at the Company’s election, and as provided in the Indenture check the box  ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000):

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

The undersigned (the “Applicant”) hereby makes application for the issuance of record to the name of the Applicant of shares of Common Stock.

Dated:

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed
Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107-2292
Attention: Corporate Trust Services
(Evergreen Energy 8.00% Convertible Secured Notes due 2012)

Re:                               Evergreen Energy Inc. (the “Company”)
8.00% Convertible Secured Notes due 2012

This is a Fundamental Change Purchase Notice as defined in Section 3.03(c) of the Indenture, dated as of July 30, 2007 (the “Indenture”), between the Company, as issuer, Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Buckeye Industrial Mining Co., and Landrica Development Company, as subsidiary guarantors, and U.S. Bank National Association, as Trustee.  Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Section 3.03(a) of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities shall be purchased on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 5 of the Securities and in Article 3 of the Indenture.

Print Name of Holder:

Signature:
(Sign exactly as your name appears on the other side of this Security)

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES

Re:                               8.00% Convertible Secured Notes due 2012
(the “Securities”) of Evergreen Energy Inc.

This certificate relates to $                         principal amount of Securities owned in (check applicable box):

☐  book-entry or  ☐  definitive form

by                                                                                                                            (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.  In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture, dated as of July 30, 2007, between Evergreen Energy Inc., as issuer, Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Buckeye Industrial Mining Co., and Landrica Development Company, as subsidiary guarantors, and U.S. Bank National Association, as trustee (the “Indenture”), and either the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐            Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐            Such Security is being acquired for the Transferor’s own account, without transfer.

☐            Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐            Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) to whom notice has been given that the transfer is being made in reliance on such Rule 144A, in reliance on Rule 144A.

☐            Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐            Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above).

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security that is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can be made only pursuant to Rule 144A under the Securities Act to a transferee that the transferor reasonably believes is a “qualified institutional buyer,” as defined in Rule 144A.

Dated:

Signature(s) of Transferor:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed
Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

EXHIBIT B

The following table sets forth the increase in the Conversion Rate, expressed as a number of Additional Shares to be received per $1,000 principal amount of Securities, upon a conversion in connection with a Make-Whole Fundamental Change that occurs in the corresponding period.

	Effective Date
Stock Price	8/1/2007	8/1/2008	8/1/2009	8/1/2010	8/1/2011	8/1/2012
$3.75	76.19	76.19	76.19	76.19	76.19	76.19
$4.00	73.43	72.42	71.76	70.43	67.23	59.52
$4.50	56.48	54.67	53.50	51.13	45.44	31.75
$5.00	39.96	38.47	37.58	35.51	30.43	9.52
$5.50	26.63	25.50	24.99	23.32	19.23	0.00
$6.00	15.85	15.25	15.01	13.77	10.80	0.00
$6.50	7.46	7.42	7.38	6.53	4.70	0.00
$7.00	2.67	2.52	2.43	1.93	0.00	0.00
$7.50	0.72	0.56	0.39	0.22	0.00	0.00
$8.00	0.15	0.10	0.05	0.03	0.00	0.00
$8.50	0.05	0.03	0.02	0.01	0.00	0.00
$9.00	0.02	0.02	0.01	0.01	0.00	0.00
$9.50	0.02	0.02	0.01	0.01	0.00	0.00
$10.00	0.02	0.02	0.01	0.01	0.00	0.00
$10.50	0.02	0.01	0.01	0.01	0.00	0.00
$11.00	0.01	0.01	0.01	0.01	0.00	0.00
$11.50	0.01	0.01	0.01	0.01	0.00	0.00
$12.00	0.01	0.01	0.01	0.01	0.00	0.00
$12.50	0.01	0.01	0.01	0.01	0.00	0.00